UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606, on Tuesday, May 15, 2012, at 9:00 a.m. Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect five directors named in the proxy statement to serve for a term of one year;

2.	To ratify the appointment of Deloitte & Touche LLP as Newport’s independent auditors for the fiscal year ending December 29, 2012;

3.	To approve Newport’s Second Amended and Restated Employee Stock Purchase Plan;

4.	To hold an advisory vote on the approval of the compensation of Newport’s named executive officers; and

5.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 23, 2012 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

April 4, 2012

Irvine, California

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 15, 2012.

Solicitation of Proxies and Related Expenses

All expenses incurred in connection with this solicitation shall be borne by us. We anticipate that this solicitation of proxies will be made primarily by mail and pursuant to Rule 14a-16 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); however, in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on March 23, 2012 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. As of the record date, there were 37,824,866 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Availability of Materials

We are making this proxy statement and our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2011 available to all stockholders of record on the record date for the meeting for the first time on or about April 4, 2012. On such date, we are mailing to each stockholder of record on the record date for the meeting either a Notice Regarding the Availability of Proxy Materials informing the stockholder of how to electronically access a copy of this proxy statement and our Annual Report on Form 10-K/A and how to vote online (the “Notice”), or printed copies of such materials, if printed copies have been previously requested by the stockholder. If any stockholder who receives a Notice would like to receive printed copies of such materials, such printed copies may be requested, free of charge, by following the instructions contained in the Notice.

In addition to our proxy statement and Annual Report on Form 10-K/A, we are also making available on our Internet site at www.newport.com/2011annualreport a web-based Annual Report to Stockholders containing information regarding our business which supplements the business and financial information contained in our Annual Report on Form 10-K/A. Except as may be required by Securities and Exchange Commission rules and regulations, our Annual Report on Form 10-K/A and our web-based Annual Report to Stockholders are not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.

Quorum

A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.

Abstentions

When an eligible voter attends the annual meeting but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”) for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•

broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote; and

•

broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

Vote Required

A quorum is required for the approval of any of the proposals set forth herein. Pursuant to Section 78.330 of the Nevada Revised Statutes, directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may vote by Internet, telephone or mail. The instructions and information needed to access our proxy materials and vote by Internet can be found in the Notice. Alternatively, if printed copies of our proxy materials have been requested by a stockholder, the instructions and information needed to vote by Internet, telephone or mail can be found in the proxy card accompanying such materials.

If you are the beneficial owner of shares held by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the voting instruction form that your Nominee makes available to you for voting your shares.

Two of our officers, Charles F. Cargile and Jeffrey B. Coyne, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted (i) FOR the election of the director nominees listed therein; (ii) FOR the ratification of our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 29,

2012; (iii) FOR the approval of our Second Amended and Restated Employee Stock Purchase Plan; and (iv) FOR the approval of the compensation of our named executive officers.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a submitted proxy. Any written notice revoking a proxy should be sent to our Corporate Secretary at our corporate offices at 1791 Deere Avenue, Irvine, California 92606, and must be received prior to the commencement of the annual meeting.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2013 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our corporate offices no later than December 5, 2012 in order to be considered for inclusion pursuant to Rule 14a-8 promulgated under the Exchange Act in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations to which interested persons should refer.

In addition, under our bylaws, any stockholder entitled to vote at a meeting of stockholders and who intends to propose business at such meeting must provide timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our corporate offices at least seventy-five (75) days prior to the meeting of stockholders. Such notice shall set forth as to each matter that the stockholder proposes to bring before any meeting of stockholders (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of Newport stock that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. If less than ninety (90) days notice or prior public disclosure of the date of any annual meeting of stockholders is given or made to stockholders by Newport, in order to be timely, notice by the stockholder must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Our bylaws also contain procedures for stockholders to submit nominations of director candidates, which are discussed under the heading “Stockholder Nominations” on page 11 of this proxy statement.

Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2013. If we do not receive any stockholder proposals for our 2013 annual meeting before February 18, 2013, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2012 annual meeting.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

PROPOSAL ONE

ELECTION OF DIRECTORS

The size of our Board is currently fixed at eight directors. Currently, eight directors are serving on our Board, and there are no vacancies.

Historically, the Board has been divided into four classes, with one class of directors elected each year for a term of four years. At our 2010 annual meeting, our stockholders approved a proposal to amend our Restated Articles of Incorporation to provide for the phased elimination of the classified structure of our Board over a period of four years, and our Restated Articles of Incorporation were so amended in August 2010.

At our 2011 annual meeting, two former Class III directors were elected for a one-year term expiring at our 2012 annual meeting and, accordingly, Class III of our Board has been eliminated. At our 2012 annual meeting, two Class IV directors, along with three other directors whose terms are expiring at such annual meeting, will stand for election for a one-year term expiring at our 2013 annual meeting, and such directors or their successors will stand for election for one-year terms thereafter. Upon such election of directors at our 2012 annual meeting, Class IV of our Board will be eliminated. Our Class I and Class II directors will continue to serve until the expiration of their respective terms at our 2013 and 2014 annual meetings, at which times such classes will be eliminated, and such directors or their successors will then stand for election for one-year terms thereafter. Accordingly, commencing in 2014, all classes of the Board will have been eliminated, and all directors will be elected on an annual basis.

In all cases, each of our directors will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal, and vacancies that occur during the year may be filled by individuals appointed by the Board to serve until the next annual meeting.

DIRECTOR NOMINEES

Based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as directors until our annual meeting of stockholders in 2013:

Name	Principal Occupation	Age	Director Since

Christopher Cox	Partner, Bingham McCutchen LLP; President, Bingham Consulting LLC	59	2011

Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	75	1990

Oleg Khaykin	President and Chief Executive Officer, International Rectifier Corporation	47	2010

Robert J. Phillippy	President and Chief Executive Officer, Newport Corporation	51	2007

Peter J. Simone	Independent Consultant	64	2003

Christopher Cox was appointed to the Board in November 2011. Since July 2009, Mr. Cox has been a partner in the Corporate Practice Group of Bingham McCutchen LLP, an international law firm, and since July 2011, he has been President of the firm’s subsidiary, Bingham Consulting LLC, an international legal consulting firm. Prior to joining Bingham, from August 2005 to January 2009, he served as the 28th Chairman of the Securities and Exchange Commission. From 1994 to 2005, Mr. Cox served in the elected majority leadership of the U.S. House of Representatives. He was first elected to Congress in 1988, and during his career served as Chairman of the Committee on Homeland Security following the September 11th attacks; Chairman of the Select Committee on U.S. National Security and Military/Commercial Concerns with the People’s Republic of China; Chairman of the House Policy Committee; Chairman of the Task Force on Capital Markets; Chairman of the Task Force on Budget Process Reform; and Co-Chairman of the Bipartisan Study Group on Enhancing Multilateral Export Controls. From 1986 to 1988, Mr. Cox served as a White House counsel to President Ronald Reagan. Previously, he had been a partner in the international law firm of Latham & Watkins, specializing in corporate and securities matters, and a member of the faculty of Harvard Business School, where he taught federal income tax. Mr. Cox brings to the Board extensive experience in international business, capital markets and corporate governance matters, and extensive knowledge of the global defense and security industry.

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. Since January 2000, he has also served on the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics and high voltage capacitors, and he served as Chairman of that Board from May 2010 to May 2011, and from May 2003 until May 2007. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher and Dana Reeve Foundation. Mr. Guyett brings to the Board extensive experience in accounting and finance matters, and is an “audit committee financial expert” as defined by the regulations promulgated by the Securities and Exchange Commission.

Oleg Khaykin was appointed to the Board in September 2010. Since March 2008, Mr. Khaykin has served as President and Chief Executive Officer, and as a director, of International Rectifier Corporation, a leader in the design, manufacture, and marketing of power management semiconductors for industrial, computing, consumer, automotive, and high reliability applications. From January 2006 until February 2008, he served as Executive Vice President and Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services, having joined Amkor in May 2003 as Executive Vice President of Strategy and Business Development. Prior to joining Amkor, Mr. Khaykin was employed by Conexant Systems Inc. and its spin-off, Mindspeed Technologies Inc., where he held positions of increasing responsibilities from 1999 to 2003, most recently as Vice President of Strategy and Business Development from June 1999 until May 2003. Prior to Conexant, he was with the Boston Consulting Group, a leading international strategy and general management consulting firm, where he worked with many European and U.S. firms on a broad range of business and management issues. Mr. Khaykin brings to the Board extensive experience in strategy development and international operations and in the management and operation of technology companies.

Robert J. Phillippy joined Newport in April 1996 as Vice President and General Manager of the Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager of the U.S. operations of our Industrial and Scientific Technologies Division (now a part of our Photonics and Precision Technologies Division). In July 2004, Mr. Phillippy was appointed as President and Chief Operating Officer, and in September 2007, he was appointed as President and Chief Executive Officer and as a member of the Board. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994. Mr. Phillippy brings to the Board his extensive knowledge of our business, operations and markets from his roles with Newport, as well as extensive experience in the management and operation of technology companies.

Peter J. Simone was appointed to the Board in March 2003. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He served as a director of and a consultant to Active Controls eXperts, Inc. (“ACX”), a leading supplier of precision motion control and smart structures technology, from January 2000 to August 2000, and was President and a director of ACX from August 2000 to February 2001 when it was acquired by Cymer, Inc. He served as President, Chief Executive Officer and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers, from April 1997 until Xionics’ merger with Oak Technology, Inc. in January 2000. Mr. Simone’s previous experience includes seventeen years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions including President and director. Mr. Simone also serves on the boards of directors of several other private and public companies. Mr. Simone brings to the Board extensive experience in the management and operation of technology companies, particularly in the microelectronics industry, and is an “audit committee financial expert” as defined by the regulations promulgated by the Securities and Exchange Commission.

Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of all of the nominees named above as directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since

Kenneth F. Potashner, Chairman	Independent Investor	54	II	2014	1998

Michael T. O’Neill	Independent Investor	71	I	2013	2003

C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	73	II	2014	1986

Kenneth F. Potashner was elected to the Board in 1998. He served as the Board’s Lead Independent Director from August 2003 to August 2006. In September 2007, Mr. Potashner was appointed as Chairman of the Board. From May 2003 to present, Mr. Potashner has been an independent investor. From 1996 to May 2003, he was Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics and high voltage capacitors, and he also served as President and Chief Executive Officer of Maxwell Technologies from 1996 to October 1998. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991. Mr. Potashner also serves on the boards of directors of one other public company and several private companies. Mr. Potashner brings to the Board extensive experience in the management and operation of technology companies, particularly in the microelectronics industry.

Michael T. O’Neill was appointed to the Board in April 2003. From December 2010 to present, Mr. O’Neill has been an independent investor. From November 2000 to December 2010, Mr. O’Neill served as President and Chief Executive Officer, and as a director, of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993. Mr. O’Neill holds a Professional Director Certification from the American College of Corporate Directors. Mr. O’Neill brings to the Board extensive experience in the management and operation of companies in the life and health sciences and biotechnology industries.

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in infrared quantum cascade lasers and ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993, and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961. He is the inventor of the carbon dioxide laser and was awarded the National Medal of Science by the President of the United States in 1996. Dr. Patel brings to the Board extensive experience in laser and photonics research and technology, and significant contacts in the global research community.

Other Directorships

Mr. Guyett currently serves on the board of directors of one other company reporting under the Exchange Act (“publicly reporting company”), Maxwell Technologies, Inc. Mr. Guyett does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Khaykin currently serves on the board of directors of one other publicly reporting company, International Rectifier Corporation. Mr. Khaykin previously served on the board of directors of Zarlink Semiconductor, Inc., a publicly reporting company, from November 2007 to October 2011. Mr. Khaykin does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Potashner currently serves on the board of directors of one other publicly reporting company, Parametric Sound Corporation. Mr. Potashner previously served on the boards of directors of two publicly reporting companies, Applied Solar, Inc. (formerly, Open Energy Corporation), from 2008 to 2009, and California Micro Devices Corporation, from 2009 to 2010. Mr. Potashner does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Simone currently serves on the boards of directors of four other publicly reporting companies, Cymer, Inc., Inphi Corporation, Monotype Imaging, Inc. and Veeco Instruments, Inc. Mr. Simone previously served on the board of directors of one other publicly reporting company, Sanmina-SCI Corporation, from 2003 to 2008. Mr. Simone does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

No other director currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

CORPORATE GOVERNANCE

We are committed to promoting the best interests of our stockholders by establishing sound corporate governance practices and maintaining the highest standards of responsibility and ethics. Our Board of Directors has adopted Corporate Governance Guidelines, which consist of written standards relating to, among other things, the composition, leadership, operation and evaluation of the Board and its committees. The Corporate Governance and Nominating Committee of our Board reviews and evaluates, at least annually, the adequacy of and our compliance with such guidelines. A copy of our Corporate Governance Guidelines is available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of these guidelines, free of charge, upon request made to our Corporate Secretary.

Board of Directors

Independence

With the exception of Mr. Phillippy, our President and Chief Executive Officer, all of the members of our Board of Directors are “independent” as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independence of each director is reviewed periodically to ensure that, at all times, at least a majority of our Board is independent.

Board Leadership

At such times as an independent director is serving as Chairman of the Board, the leadership of the Board is the responsibility of the Chairman. Mr. Potashner, who is an independent director, has served as Chairman of the Board since September 2007. In accordance with our Corporate Governance Guidelines, if a non-independent director, such as our Chief Executive Officer, is serving as Chairman of the Board, the leadership of the Board would be shared by the Chairman and a lead independent director who would be appointed by the independent directors from among themselves. We believe that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor and mitigate such risks. The Board’s role in risk oversight has no effect on the Board’s leadership structure.

The committees of our Board provide certain additional risk oversight functions. The Audit Committee of our Board provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us, such as financing and other activities affecting our capital structure. The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Meetings

It is the policy of our Board to hold at least four regular meetings each year, typically in February, May, August and November. The regular meeting held in May of each year coincides with our annual meeting of stockholders. In addition, our Board holds special meetings as and when deemed necessary by the directors. We have not adopted a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, however, generally, all directors attend such meetings. All directors who were serving on our Board at the time of our 2011 annual meeting of stockholders attended such meeting.

Our Board held nine meetings (including telephonic meetings) during the fiscal year ended December 31, 2011. Each director attended more than seventy-five percent of the aggregate of the number of meetings of the Board (held during the period in which he served as a director) and the number of meetings held by all committees of the Board on which he served (held during the period in which he served on such committees).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of the Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted and reviewed annually by the Board. Copies of the charters of all standing committees are available on our Internet site at www.newport.com/corporategovernance. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. The Board may establish other committees from time to time as deemed appropriate by the Board based on the needs of the Board and the company.

Audit Committee

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Khaykin and Simone. None of the members serving on the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and Section 10A(m) of the Exchange Act and Rule 10A-3 thereunder. The Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission. The Audit Committee held seven meetings (including telephonic meetings) during the fiscal year ended December 31, 2011.

The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent auditors, and to compensate and oversee the work of our independent auditors. The Audit Committee has a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors and the fees associated therewith. The Audit Committee has, among other things, the responsibility to:

•	evaluate the qualifications and independence of our independent auditors;

•	review and approve the scope and results of the annual audit;

•	evaluate independently and with our independent auditors our financial and internal audit staff and the adequacy and effectiveness of our systems and internal control over financial reporting;

•	review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	review the content and clarity of our press releases and related Securities and Exchange Commission reports regarding our operating results and other financial matters;

•	review significant changes in our accounting policies;

•	review and approve transactions with related persons for which disclosure and/or approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules;

•

establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters;

•	review and discuss assessments conducted by management with respect to our major financial and credit risk exposures, and actions being taken to monitor and control such exposures;

•	periodically meet with the independent auditors without management present;

•	adopt and periodically review and assess our investment policy;

•	oversee the management of our investment portfolio and evaluate the performance of our portfolio managers, at such times as we maintain a managed investment portfolio; and

•	review and approve or make recommendations to the Board with respect to certain significant spending proposals.

Compensation Committee

The Compensation Committee is comprised of four directors. The current members are Messrs. O’Neill (Chairman), Guyett and Potashner and Dr. Patel. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. The Compensation Committee held three meetings (including telephonic meetings) during the fiscal year ended December 31, 2011. The Compensation Committee has, among other things, the responsibility to:

•

review the competitiveness of and develop and implement our executive compensation programs, evaluate and take into consideration the results of stockholder advisory votes on executive compensation, and approve all cash and equity compensation for our Chief Executive Officer and other executive officers;

•	review and discuss assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees;

•	oversee the development of and administer our long-term incentive plans, including equity-based incentive plans;

•	develop guidelines for and approve awards to key personnel under our equity-based incentive plans; and

•	evaluate the form and amount of director compensation and make recommendations to the Board related thereto.

Additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of four directors. The current members are Messrs. Potashner (Chairman), O’Neill and Simone and Dr. Patel. None of the members of the Corporate Governance and Nominating Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. The Corporate Governance and Nominating Committee held three meetings (including telephonic meetings) during the fiscal year ended December 31, 2011.

The Corporate Governance and Nominating Committee ensures that the Board is properly constituted to meet its fiduciary obligations to Newport and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has, among other things, the responsibility to:

•	develop, continually assess and monitor compliance with our corporate governance guidelines;

•	evaluate the size and composition of our Board, the criteria for Board membership and the independence of Board members;

•	oversee the evaluation of the performance of our Board and its committees and our management;

•	assist our Board in establishing appropriate committees and recommend members for such committees;

•	identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board; and

•

review and make recommendations to our Board regarding our responses to proposals and advisory votes received from stockholders, and engage in discussions with the proponents of approved stockholder proposals.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of sources, including recommendations made by current or former directors, members of our executive management, stockholders and business, academic and industry contacts. When appropriate, a search firm may be retained by the committee to identify director candidates. Mr. Cox, who was appointed to the Board in November 2011, was identified as a potential candidate by our Chief Financial Officer.

There are no specific minimum qualifications that the Corporate Governance and Nominating Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Corporate Governance and Nominating Committee reviews and assesses at least annually the size and composition of our Board and the criteria for Board membership, including business background, experience, judgment, independence, character, age, diversity, and other relevant matters. Our Board does not have a formal policy regarding racial/ethnic, gender or other diversity of director candidates, but considers diversity as a factor in evaluating such candidates. Candidates for director are evaluated based on such established criteria and certain provisions of our bylaws.

In assessing the composition of the Board, the Corporate Governance and Nominating Committee considers the Board’s current and anticipated needs, and makes every effort to maintain appropriate balance of different business backgrounds, skills and expertise based on the nature and requirements of our business and the markets that we serve. In evaluating a potential director candidate, the Corporate Governance and Nominating Committee considers all relevant information regarding the candidate, including the membership criteria stated above, and whether the candidate would meet the Committee’s objectives for the overall composition of the Board, as well as the candidate’s ability and willingness to devote adequate time to Board responsibilities. When appropriate, the Corporate Governance and Nominating Committee will recommend qualified candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Corporate Secretary containing the information regarding such candidates required for stockholder nominations described under the heading “Stockholder Nominations” below. The Corporate Governance and Nominating Committee will consider any such recommended candidates in the same manner as all other proposed candidates in accordance with these standards.

Stockholder Nominations

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering a written notice to our Corporate Secretary at least ninety (90) days prior to the date corresponding to the record date of our previous year’s annual meeting in the event of election at an annual meeting, and at least seventy-five (75) days prior to the initiation of solicitation to our stockholders for election in the event of election other than at an annual meeting. Such notice shall set forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares (if any) of our capital stock that are beneficially owned by such nominee, and (4) such other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If the Corporate Governance and Nominating Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the Securities and Exchange Commission or other applicable laws or regulations, such nomination will be void. Our bylaws also contain certain restrictions on the eligibility of a person to be elected or to serve as a director who is an employee, officer, director or agent of, or is otherwise affiliated with, a business entity that competes with us, as more specifically described in our bylaws. Such restrictions will also be taken into account in determining whether any nomination made by a stockholder is proper.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to the Board, the Board committee or the individual director, as the case may be, in care of our Corporate Secretary, mailed or delivered to our corporate offices at 1791 Deere Avenue, Irvine, California 92606. Our Corporate Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a written code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. Such code of ethics consists of standards that, among other things, are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange Commission and/or make in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to our Legal Department and/or our Audit Committee; and accountability for adherence to the code. A copy of our code of ethics is available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of the code of ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our Internet site at www.newport.com/corporategovernance or, if required, in a current report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. The Audit Committee oversees the handling of such concerns or complaints. The procedures for non-employees to submit concerns or complaints regarding accounting, internal accounting controls and auditing matters are available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of these procedures free of charge, upon request made to our Corporate Secretary.

EXECUTIVE OFFICERS

We currently have five executive officers who serve at the pleasure of our Board and are elected on an annual basis:

Name	Age	Title

Robert J. Phillippy	51	President and Chief Executive Officer

Charles F. Cargile	47	Senior Vice President and Chief Financial Officer

Jeffrey B. Coyne	45	Senior Vice President, General Counsel and Corporate Secretary

Gary J. Spiegel	61	Vice President, Sales, Marketing and Business Development

David J. Allen	57	Vice President and General Manager, Lasers Division

Mr. Phillippy’s biography is presented on page 5. The biographies of our other executive officers are set forth below.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. In July 2004, he was appointed Senior Vice President. He also served as Treasurer from February 2005 until April 2010. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation (now a division of Johnson Controls, Inc.), a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. In July 2004, he was appointed Senior Vice President, with responsibility for human resources in addition to legal affairs. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro (now Pillsbury Winthrop Shaw Pittman LLP), an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

Gary J. Spiegel joined us in 1991 through our acquisition of Micro-Controle, SA and its subsidiary, Klinger Scientific. He was appointed to the position of Vice President with responsibility for domestic sales in June 1992. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. Since that time, he has held various leadership roles with responsibility for worldwide sales, service and marketing, and most recently was appointed as Vice President, Sales, Marketing and Business Development in January 2010. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific.

David J. Allen joined us in March 2007 as Vice President and General Manager of our Lasers Division. Prior to joining us, from October 1999 to July 2006, Mr. Allen was employed by Agilent Technologies, Inc., a global provider of measurement and analytical instrumentation, and Avago Technologies, Inc., a company which was formed in December 2005 by the spin off of Agilent’s semiconductor products division. During such time, he held a number of management positions, most recently serving as Vice President and General Manager, Fiber Optics

Products Division from April 2004 to July 2006, as Vice President and General Manager, Networking Solutions Business Unit from November 2003 to December 2005, and as Vice President and General Manager, Personal Systems Business Unit from November 2001 to October 2003. Prior to his positions with Agilent and Avago, Mr. Allen held various management positions at Hewlett-Packard Company from December 1984 to October 1999. Prior to joining Hewlett-Packard Company, Mr. Allen held various sales positions at General Electric Company.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the compensation objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (our “named executive officers”) to give context to the information contained in the compensation tables that follow this Compensation Discussion and Analysis. In this Compensation Discussion and Analysis, we refer to the Compensation Committee of our Board as the “Committee,” and the terms “we,” “us” and “our” refer to the company.

Overview of Executive Compensation Program and Objectives

Our executive compensation program is intended to fulfill three primary objectives: first, to attract and retain the high-caliber executives required for the success of our business; second, to reward these executives for strong financial and operating performance; and third, to align their interests with those of our stockholders to incentivize them to create long-term stockholder value.

To fulfill these objectives, the Committee has adopted the following policies:

•

paying compensation that is competitive with other technology companies in our markets and in our geographic locations that have revenue levels, headcount and market capitalization that are comparable with ours;

•	tying a significant portion of our executives’ total compensation to performance, by:

-	providing annual cash incentives that are tied to the achievement of pre-established financial and/or non-financial performance objectives; and

-

providing long-term equity-based incentives, a significant portion of which are tied to the achievement of pre-established financial performance objectives, and for which the value ultimately realized by the executive is tied to our stock price; and

•	providing a significant long-term incentive to executives to encourage them to remain with Newport for long and productive careers and to build long-term stockholder value.

Implementation of Our Compensation Objectives and the Role of Our Compensation Committee

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq, Securities and Exchange Commission and Internal Revenue Service rules. The Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our Internet site at www.newport.com/corporategovernance. We will also provide electronic or paper copies of this charter, free of charge, upon request made to our Corporate Secretary.

The Committee is guided by the above policies in designing and administering our executive compensation program. In determining the particular elements of compensation that will be used to implement these compensation policies and the allocation of compensation among these elements, the Committee takes into consideration a number of factors related to our performance, such as our revenue, profit and other financial performance and goals, as well as competitive practices among our peer companies. The Committee also evaluates risk factors associated with our businesses in determining our compensation policies and the components of our executive compensation program. A member of the Audit Committee also serves as a member of the Committee, which provides the Committee with further insight regarding our business risks and additional information in considering the impact of those risks on our compensation structure and pay practices.

The Committee typically determines each executive’s target total annual cash compensation (salary and cash incentive) and target total direct compensation (salary, cash incentive and long-term equity incentive) after reviewing similar compensation information from a group of peer companies in the high technology industry with whom we compete for executive talent. Historically, this review has typically occurred in February of each year, and base salary adjustments (if any) typically are effective as of April 1 of each year. In certain years in the past, such as in 2009 and 2010, in light of business conditions and our financial outlook, the Committee determined that it would not increase executive compensation in those years and, accordingly, decided not to engage compensation consultants to conduct a detailed study of executive compensation. The Committee most recently engaged compensation consultants to conduct a market survey of executive compensation levels in November 2010, which the Committee reviewed in February 2011 in connection with its executive compensation determinations for 2011. In November 2011, the Committee determined that it will begin making executive compensation determinations mid-year (rather than in February) in order to more closely align its compensation decisions with our annual operating planning process. Any adjustments to compensation would then become effective for the next succeeding year. Accordingly, the Committee expects to conduct its next detailed review of executive compensation in approximately August 2012.

In connection with the Committee’s review of executive compensation in February 2011, the Committee considered the following 27 high technology companies of similar size and scope as Newport, as measured by ranges of annual revenue, headcount and market capitalization:

Atheros Communications, Inc.	F5 Networks, Inc.	OmniVision Technologies, Inc.
Brooks Automation, Inc.	FEI Company	Photronics, Inc.
Cabot Microelectronics Corp.	Intersil Corp.	QLogic Corp.
Ceradyne, Inc.	ION Geophysical Corp.	Red Hat, Inc.
Coherent, Inc.	Kulicke and Soffa Industries, Inc.	Silicon Laboratories, Inc.
Cymer, Inc.	Microsemi Corp.	Standard Microsystems Corp.
Dionex Corporation	MKS Instruments, Inc.	Varian Semiconductor Equipment Associates, Inc.
Electro Scientific Industries, Inc.	National Instruments Corp.	Veeco Instruments, Inc.
Emulex Corp.	Oclaro, Inc.	Verigy Ltd.

Newport ranked in the 70th percentile with respect to revenue, 75th percentile with respect to headcount, and 17th percentile with respect to market capitalization, of this peer group.

Data on the compensation practices of these peer companies is generally gathered by the Committee’s compensation consultants through searches of publicly available information, as well as the Radford Global Technology Survey. Peer group data is gathered with respect to target total direct compensation, which includes base salary, target annual incentive and target annual equity awards (including stock options, stock appreciation rights and restricted stock), but excludes pension and deferred compensation benefits and benefits that are generally available to all employees, such as 401(k) plan matching contributions and health care coverage.

The Committee generally targets base salaries, target annual incentive compensation and equity compensation at the 50th percentile of the peer group, and ties a significant portion of our executives’ total compensation to the achievement of pre-established performance objectives and/or increases in the price of our stock, which the Committee believes helps to align the interests of executives with those of our stockholders. The base salary, target annual incentive compensation and equity compensation amounts for each executive may vary from the 50th percentile of the peer group data depending on the factors the Committee considers most relevant each year, for example, an executive’s performance, the scope of the executive’s position and responsibilities and internal pay equity among our executive officers.

Role of Compensation Consultants in the Compensation Determination Process

The Committee has the authority to engage its own compensation consultants and other independent advisors to assist in designing and administering our executive compensation policies and programs. The Committee engaged Radford Compensation Consulting, a consulting unit of Aon Inc. (“Radford”), in November 2010 to conduct a market survey of compensation levels and structure, which included a review and analysis of (i) executive cash and equity compensation, (ii) broad-based equity compensation, and (iii) non-employee director cash and equity compensation. Radford was requested by the Committee to present assessments of our compensation levels relative to our peer companies and to provide recommendations regarding the compensation levels and the structure of our compensation plans. The Committee reviewed Radford’s recommendations in February 2011 and has used them to assist the Committee in establishing compensation levels and plans for 2011 and 2012.

Separate units of Aon Inc. performed advisory and brokerage services for us in 2011 relating to certain lines of insurance. The fees for such other services did not exceed $120,000 during our fiscal year ended December 31, 2011.

Role of Management in the Compensation Determination Process

The Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Committee on the base salaries, incentive targets and measures and equity compensation for our executives and other key employees, generally in accordance with the recommendations of the Committee’s compensation consultants but occasionally proposing adjustments for reasons of individual performance and scope of responsibility, internal equity and retention risk. The Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Committee has made modifications to several of management’s proposals in recent years. Our Chief Executive Officer and other executives attend most of the Committee’s meetings, but the Committee also holds private sessions outside the presence of members of management and non-independent directors. The Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. The Committee has delegated to management the authority to make salary adjustments and annual incentive decisions and to grant long-term incentive awards to employees other than executive officers and certain other members of senior management under guidelines set by the Committee. The Committee has not delegated any of its authority with respect to the compensation of executive officers and certain other members of senior management.

Consideration of Results of Advisory Votes of Stockholders on Executive Compensation

Pursuant to Rule 14a-21(a) promulgated under the Exchange Act, we will periodically seek approval of the compensation of our named executive officers from our stockholders on an advisory, non-binding basis. In light of the significant support expressed by our stockholders at our 2011 annual meeting for holding such advisory votes on an annual basis, we currently expect to seek advisory votes on the approval of executive compensation on an annual basis until our annual meeting in 2017, at which time we will ask our stockholders to approve, on an advisory, non-binding basis, how frequently thereafter we will seek an advisory vote from stockholders on the approval of executive compensation. Although such advisory votes are not binding on us, the Committee values feedback from our stockholders, and has considered, and will continue to consider in the future, the outcomes of such votes in developing compensation programs and making compensation decisions.

At our 2011 annual meeting of stockholders, we held our first stockholder vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. The holders of approximately 90.8% of the shares of our common stock present and entitled to vote at the meeting voted in favor of the approval of the compensation of our named executive officers. The Committee considered the results of this vote and, based on the level of support received from our stockholders, the Committee determined not to make any significant changes to our executive compensation programs and policies.

At our 2012 annual meeting, we will be seeking an advisory vote on the approval of the compensation of our named executive officers as disclosed in this proxy statement, as described in Proposal 4 beginning on page 47 below.

Elements of 2011 Executive Compensation Program

There are five major elements that comprise our executive compensation program: (i) base salary; (ii) cash incentives; (iii) long-term equity incentives; (iv) retirement benefits provided under our 401(k) plan; and (v) executive perquisites and benefits and generally available benefit programs. The Committee has selected these elements because it believes that each helps to fulfill one or more of the principal objectives of our executive compensation policy. The Committee believes that the combination of these compensation elements is effective in achieving the objectives of our executive compensation program. The Committee will continue to review all elements of our executive compensation program on at least an annual basis to ensure that our benefit levels remain competitive and that each element continues to be effective in achieving our objectives.

Base Salary

The Committee reviews the base salaries for our executives on at least an annual basis and makes adjustments thereto as it deems appropriate in its sole discretion. The Committee generally sets base salary levels at approximately the 50th percentile of the peer group, but the Committee also takes into account factors such as the scope of the executives’ responsibilities, their performance and contributions to our success, length of service with the company and internal pay equity among our executives in determining base salary levels. Although the Committee’s general policy is for executive compensation to be more heavily weighted towards performance-based compensation, it has continued to make base salaries a significant part of the total executive compensation package to remain competitive in attracting and retaining executive talent.

The peer group data reviewed by the Committee in February 2011 indicated that Mr. Phillippy’s 2010 base salary was approximately 23% below the 50th percentile of market, and that the 2010 base salaries of our other named executive officers ranged from approximately 14% below to approximately 27% above the 50th percentile of market. After reviewing the peer group data, and based on recommendations provided by its compensation consultants, the Committee increased Mr. Phillippy’s base salary by 8.9%, and the base salaries of the other named executive officers by from 1.8% to 3.0%. Such increases brought Mr. Phillippy’s base salary to a level that was approximately 17% below the 50th percentile of market, and brought the base salaries of the other named executive officers within a range of approximately 11% below to approximately 29% above the 50th percentile of market, for 2011. The Committee determined that these levels were appropriate based on the responsibilities and performance of each named executive officer and internal equity considerations, as well as on our 2011 financial outlook and operating plan. In February 2012, the Committee again reviewed the peer group data and recommendations provided by its compensation consultants in February 2011, and increased Mr. Phillippy’s base salary by 2.9%, and the base salaries of the other named executive officers by from 1.8% to 5.9%.

Annual Cash Incentives

Our executives participate in a cash incentive plan developed by the Committee each year. These cash incentive plans focus on linking a significant portion of each executive’s total compensation to the achievement of pre-established performance goals. The Committee also may award bonuses outside of these cash incentive plans, but the Committee did not award any such bonuses for 2011.

For 2011, the Committee established an annual cash incentive plan under which 100% of the incentive payouts were tied to the achievement of annual financial performance goals for 2011. As discussed below, the Committee determined the target incentive amount and weighting of performance measures for each executive, as well as the performance targets and payout structure.

Target Incentives.   The Committee generally sets target incentive levels at approximately the 50th percentile of the peer group, but the Committee also takes into account factors such as the scope of the executives’ responsibilities, their performance and contributions to our success, length of service with the company and internal pay equity among our executives in determining such target levels. For 2011, the target incentives for the named executive officers were as follows:

Name	Target Incentive (as % of Base Salary)	Target Incentive ($)

Robert J. Phillippy	100%	$ 490,000

Charles F. Cargile	75%	255,000

Jeffrey B. Coyne	50%	144,000

Gary J. Spiegel	50%	140,000

David J. Allen	50%	143,000

These target incentive levels were generally in line with the peer group data reviewed by the Committee in February 2011, but the target incentives for certain named executive officers were adjusted by the Committee based the factors listed above.

Payout Structure. Under our cash incentive plans, the Committee generally establishes minimum, target and maximum achievement levels for each financial measure. The Committee believes that this structure is appropriate because it provides a partial reward for performance that is near, but slightly below, the target level, while incentivizing the executive to exceed the target level. For the 2011 annual cash incentive plan, the Committee set the target level for each financial measure at approximately the level set forth in our annual operating plan, and the minimum, target and maximum performance levels corresponded to payout levels of 50%, 100% and 200%, respectively, of the executive’s target incentive. The table entitled “Grants of Plan-Based Awards in Fiscal Year 2011” on page 26 sets forth the minimum, target and maximum payout levels for each executive under the cash incentive plan for 2011.

Payouts were prorated on a straight-line basis for achievement between the minimum and target levels or between the target and maximum levels. If we did not meet the minimum performance level for a measure, no payout would have been made for that measure. In addition, the payout for all of the financial measures was conditioned upon the achievement of at least the minimum level for the executive’s primary profitability goal (consolidated operating income for Messrs. Cargile, Coyne, Phillippy and Spiegel, and Lasers Division operating income for Mr. Allen), as the Committee believes that no incentive should be paid to the executive unless a minimum profitability level is achieved.

Performance Measures. The financial performance measures for each executive are selected by the Committee each year based on our corporate goals for that year and the Board’s priorities. The measures selected, and their relative weighting, vary among the executives based upon such executive’s area of responsibility and potential impact on our operating and financial performance, to strengthen the correlation between performance and reward. Management provides recommendations to the Committee with respect to financial performance measures for each executive and the relative weighting of such measures, but the Committee makes all final determinations with respect to the performance measures and relative weightings.

For 2011, the Committee selected a combination of performance measures for each named executive officer, based on sales, profitability and cash flow, which it believed were the most important measures of management’s performance on the goals of profitable growth and effective financial management established by the Board. The Committee believes that these goals are among the most important drivers of stockholder value. For Mr. Allen, the Committee tied such measures primarily to the performance of our Lasers Division, reflecting his area of responsibility.

For 2011, the financial performance measures and relative weightings thereof for each named executive officer were as follows:

	Consolidated				Lasers Division

Name	Earnings Per Share	Operating Income	Net Sales	Free Cash Flow	Operating Income	Net Sales	Cash Flow

Robert J. Phillippy	35%	20%	25%	20%	–	–	–

Charles F. Cargile	35%	20%	25%	20%	–	–	–

Jeffrey B. Coyne	35%	20%	25%	20%	–	–	–

Gary J. Spiegel	–	35%	45%	20%	–	–	–

David J. Allen	–	15%	–	–	40%	25%	20%

The minimum, target and maximum performance levels established for the 2011 financial performance measures, and the actual performance results with respect to such measures, were as follows:

2011 Financial Goals and Results

Financial Measure	Financial Goals(1)			Results(1)
	Minimum	Target	Maximum

Earnings Per Share	$0.95	$1.28	$1.60	$1.38

Consolidated Operating Income	$50,000	$63,694	$78,000	$67,455

Consolidated Net Sales	$480,000	$510,000	$560,000	$503,906

Consolidated Free Cash Flow	$37,500	$50,000	$62,800	$71,327

Lasers Division Operating Income	$15,900	$20,001	$25,200	$16,460

Lasers Division Net Sales	$186,000	$195,156	$213,000	$177,934

Lasers Division Cash Flow(2)	$16,600	$21,243	$27,560	$23,883

(1)

All figures are in thousands except per share data. Financial performance goals are established by the Committee at the beginning of each year based on our annual operating plan, which is prepared in accordance with generally accepted accounting principles (GAAP). Such goals are established by the Committee with the expectation that, in determining the actual level of achievement of the goals, the financial impact of certain events that occur during the year, such as acquisition and divestiture related activities and other non-recurring items that are outside of our core operating plan and results, may be excluded from our actual GAAP results, as determined by the Committee in its discretion. For 2011, the results reflected in the table above for all measures reflect non-GAAP amounts that exclude certain items. A description of such items and a reconciliation of the non-GAAP amounts to our corresponding GAAP results for all measures are included in Appendix A to this proxy statement. The Committee evaluated and approved the exclusion of such items in determining the level of achievement of the financial performance goals under the 2011 annual cash incentive plan.

(2)	Lasers Division Cash Flow is calculated as the division’s operating income plus depreciation, stock compensation expense and changes in inventory, and less capital expenditures during 2011.

As noted above, the target levels for 2011 were set at approximately the levels set forth in our 2011 annual operating plan. The Committee believed that these target levels were challenging but achievable with significant effort, and that the maximum levels were set at levels that represented both very challenging performance goals and outstanding achievement.

2011 Results.    In 2011, we experienced strong market conditions in most of our primary end markets, executed effectively on those opportunities and managed the weakening of business conditions in certain end markets and geographic areas well. As a result, for 2011, at least the minimum level was achieved for all financial measures, including the primary profitability goal, applicable to the named executive officers, with the exception of the Lasers Division Net Sales measure. Our Lasers Division’s net sales were negatively impacted by a reduction in sales to customers in Japan resulting in part from the earthquake and tsunami in March 2011. For most measures, the target level was exceeded, and for one measure, the maximum level was achieved. Accordingly, the named executive officers received total payouts under the 2011 annual cash incentive plan ranging from approximately 70% to 134% of their target incentives. The Summary Compensation Table on page 24 reflects the amounts earned by each named executive officer under the 2011 annual cash incentive plan.

2012 Annual Incentive Plan.    In February 2012, the Committee established an annual cash incentive plan for our named executive officers for 2012. The overall payout structure and the financial measures and weightings selected for the 2012 plan are substantially the same as the 2011 plan.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executives through equity-based awards, such as stock options, stock-settled stock appreciation rights, restricted stock and/or restricted stock units, which generally vest over multiple years. The Committee believes that a substantial portion of executives’ long-term equity incentives should be conditioned upon the achievement of pre-established performance goals that the Committee believes are important drivers of stockholder value. The Committee believes that this policy further aligns the interests of executives with those of our stockholders and incentivizes executives to drive sustained, long-term financial performance. In addition, due to the vesting provisions of our equity awards, the Committee believes that this program promotes our executive retention goals.

The Committee determines the appropriate award size and the appropriate equity-based vehicles or combination of vehicles when making long-term equity incentive decisions. The Committee generally sets target long-term equity incentive levels at approximately the 50th percentile of our peer companies. However, the Committee also considers other factors, including the compensation expense associated with the awards, and individual factors such as the executive’s performance and scope of responsibility and internal pay equity among our executives, in making award decisions. The Committee does not consider existing equity ownership as a material factor in making award decisions as it does not want to discourage executives from holding significant amounts of our stock. In selecting the equity vehicles to be used each year, the Committee seeks to achieve an appropriate balance between awards that provide higher incentive value, such as options or stock appreciation rights, and awards that provide higher retention value, such as restricted stock or restricted stock units. The Committee also takes into account the relative efficiencies of each type of equity vehicle in terms of the number of shares required to provide the targeted value to the executive, in order to minimize stockholder dilution.

In February 2011, the Committee reviewed an assessment conducted by its compensation consultants of the equity compensation of our named executive officers relative to our peer companies. Based upon such peer group data, the grant date values of the awards made to the named executive officers in 2010 were an average of approximately 44% below the 50th percentile of market. In addition, the peer group data indicated that a majority of our peer companies grant full value awards (restricted stock or restricted stock units) subject only to time-based vesting conditions rather than performance-based vesting conditions. The peer group data also indicated that other awards, such as stock appreciation rights and stock options, which are performance-based by their nature as their values are derived solely from increases in a company’s stock price, are rarely subject to additional performance conditions.

2011 Equity Vehicles.  In 2011, the Committee granted equity awards to each named executive officer under our 2011 Stock Incentive Plan. Such awards are reflected in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2011” on page 26 of this proxy statement. One-half of the total number of shares awarded to each executive was provided in the form of restricted stock units (representing approximately two-thirds of the total award value) and one-half was provided in the form of stock-settled stock appreciation rights (representing approximately one-third of the total award value). The Committee selected this combination of equity vehicles after considering several factors, including the retention value offered by restricted stock units, the incentive value offered by stock appreciation rights, and the minimization of stockholder dilution.

2011 Award Values.  In determining the grant date values of the 2011 awards, the Committee took into consideration the peer group data and recommendations provided by its compensation consultants in 2011, as well as the grant date values of the 2009 and 2010 awards and the compensation expense budget included in our 2011 annual operating plan. While the peer group data and recommendations provided by the compensation consultants in February 2011 indicated that our equity compensation levels in 2009 and 2010 were significantly below the 50th percentile of our peer companies, the Committee determined not to increase the level of compensation expense associated with equity awards in 2011 in order to stay within the expense constraints of our annual operating plan. As such, the grant date values of the awards granted to the named executive officers in 2011 were approximately the same as the grant date values of the 2009 and 2010 awards. However, the Committee determined that it would take such market data and recommendations into consideration in determining the grant date values of the equity awards to be granted in 2012.

2011 Vesting Structure.   For the 2011 awards, the Committee established a vesting structure that included both performance-based and time-based components. The Committee determined that this vesting structure was appropriate based on its objectives of incentivizing financial performance and executive retention, as well as on the peer group data discussed above and the recommendations of the Committee’s compensation consultants. The vesting of the restricted stock unit awards granted to the named executive officers was conditioned upon the achievement of a financial performance threshold of $42.5 million of consolidated operating income for 2011 and, if such financial performance threshold was achieved, the awards would vest in equal annual installments on March 31, 2012, 2013 and 2014, subject to the executive’s continued employment with the company through such dates. The stock appreciation rights awarded to the named executive officers in 2011 are subject to time-based vesting conditions only and will vest in three equal annual installments on March 31, 2012, 2013 and 2014, subject to the executive’s continued employment with the company through such dates. Typically, equity awards are granted at approximately the end of March of each year, and the vesting dates are tied to the first three anniversaries of the grant date of the awards. However, the grant of equity awards to the named executive officers in 2011 was delayed until May 2011, pending stockholder approval of our 2011 Plan, and accordingly, the Committee adjusted the vesting dates as noted above.

The performance threshold for the 2011 restricted stock unit awards was set at a level that was slightly below the minimum achievement level for consolidated operating income under our cash incentive plan for 2011. The Committee believed that this performance threshold, together with the overall vesting structure for the 2011 awards, was appropriate, as it provided an incentive for our executives to drive company profitability, as well as long-term retention value, providing a balance between ensuring that the awards would not vest in the event of consolidated operating income achievement in 2011 that was significantly below the 2011 annual operating plan level, and ensuring that the long-term retention incentive of the awards would not be lost in the event of consolidated operating income achievement in 2011 that was slightly below the 2011 annual operating plan level. For 2011, we achieved consolidated operating income of $67.5 million on a non-GAAP basis, exceeding the performance threshold established under the 2011 restricted stock unit awards. As such, the awards will continue to vest in accordance with the applicable time-based vesting schedule. A description of the items that were excluded from such non-GAAP result and a reconciliation of such amount to our corresponding GAAP result are included in Appendix A to this proxy statement. The Committee evaluated and approved the exclusion of such items in determining whether the performance threshold had been achieved for the 2011 restricted stock unit awards.

Executive Perquisites and Benefits

We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits are reflected in the “All Other Compensation” column in the Summary Compensation Table on page 24 of this proxy statement, and consist of term life insurance for the benefit of the executives, supplemental long-term disability insurance, auto allowances and annual physical examinations that are more extensive than that provided under our standard plans. The costs of these benefits constitute only a small percentage of each executive’s total compensation.

Generally Available Benefit Programs

Executives also are eligible to receive benefits pursuant to programs that are generally available to most of our employees. These benefit programs include our 401(k) plan, employee stock purchase plan, deferred compensation plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel accident insurance, wellness programs, educational assistance, employee assistance and certain other benefits.

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including our executives, with an opportunity to save for retirement on a tax advantaged basis. Participants are able to defer up to 50% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We match employee elective deferrals up to a maximum of 6% of eligible compensation, subject to applicable annual Internal Revenue Code limits. Employee elective deferrals and matching contributions are immediately vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. To participate in the plan, an employee must designate, prior to the commencement of a quarterly offering period, the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the plan, which amount may not exceed 15% of his or her compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 95% of the fair market value of the shares on the purchase date.

Deferred Compensation Plan

We have established a Deferred Compensation Plan to allow certain individuals, including members of our Board of Directors, our executives and a select group of management and/or highly compensated employees, to defer a portion of their current income on a pre-tax basis and receive a tax-deferred return on such deferrals. Our Deferred Compensation Plan is offered to these employees and directors to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan.

Under the plan, a participant may defer up to 100% of his or her annual base salary, annual incentive bonus and/or restricted stock or restricted stock unit awards, subject to a minimum deferral amount of $2,000 in each plan year. In addition to a participant’s deferrals, amounts are credited or debited to a participant’s account based on the performance of one or more measurement funds selected by the participant. The measurement funds available under the plan are selected and announced by the plan committee based on certain mutual funds and crediting rates. The plan committee may, in its sole discretion upon written notice to participants, discontinue, substitute or add a measurement fund under the plan. Any restricted stock or restricted stock units deferred under the plan are at all times allocated to a company stock fund which consists solely of our common stock, with any dividends paid on restricted stock being reinvested in additional shares of our common stock. Amounts credited or debited to a participant’s account are based solely on the market performance of the measurement funds selected by the participant, and we do not pay any “above-market” interest or return on the deferrals made by any participant. As such, in accordance with Securities and Exchange Commission rules, these amounts are not shown in the Summary Compensation Table below.

Three of our named executive officers have elected to defer amounts under the Deferred Compensation Plan, and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation in Fiscal Year 2011” on page 30 of this proxy statement. The amounts deferred are unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

Stock Ownership Guidelines

Our Board of Directors has established stock ownership guidelines for executives that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of our stockholders. The current guidelines provide that each executive should own, at a minimum, a specified number of shares of our common stock depending upon the position held, as follows: our Chief Executive Officer, 65,000 shares; our Senior Vice President and Chief Financial Officer, 35,000 shares; and our other executive officers, between 15,000 and 25,000 shares depending upon the position held. Newly appointed or promoted executives should achieve the applicable minimum stock ownership guideline within two years of such appointment or promotion.

The guidelines also provide that our executives shall not sell shares of our stock if the executive is not in compliance, or if such sale would cause the executive to become out of compliance, with the minimum stock ownership guidelines, except under certain circumstances, including cases of financial hardship, if approved by the Chairman of the Compensation Committee of our Board. These restrictions do not apply to the sale, or the surrender to us, of shares in connection with the exercise or settlement of a stock option, stock appreciation right or restricted stock unit, or the vesting of restricted stock, in payment of the exercise price and/or withholding taxes due in connection with such exercise, settlement or vesting, or to the transfer of shares as required by a domestic relations order. All of the named executive officers are currently in compliance with these stock ownership guidelines.

In addition to the guidelines described above, the terms of certain stock options previously granted to certain executives provide that the executive must hold at least 50% of the shares received upon the exercise of a stock option (after any sale of shares in payment of the exercise price and withholding taxes), for the longer of one year or until such time as the executive is in compliance with these stock ownership guidelines.

Under our insider trading policy, covered employees (including the named executive officers) are prohibited from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on Newport and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs to the minimum necessary to accomplish the objectives of such programs. When determining how to allocate between differing elements of compensation, the goal is to meet our objectives while maintaining cost neutrality.

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). We do not believe that we have paid, and do not currently expect to pay, any compensation that is not deductible for federal income tax purposes. However, the Committee has the authority to pay non-deductible compensation to executives in its discretion.

In order to preserve our ability to deduct the compensation income associated with equity awards granted to such persons, for the purposes of Section 162(m) of the Internal Revenue Code, our 2011 Stock Incentive Plan provides that (i) in no event shall any plan participant be granted options or stock appreciation rights in any one calendar year pursuant to which the aggregate number of shares of common stock that may be acquired thereunder exceeds 300,000 shares, subject to adjustments in capital structure, and (ii) in no event shall any participant be granted restricted stock or restricted stock unit awards in any one calendar year pursuant to which the aggregate number of shares of common stock governed by such restricted stock or restricted stock unit awards exceeds 200,000 shares, subject to adjustments in capital structure. To the extent grants under the 2011 Stock Incentive Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code.

Employment Agreements and Arrangements

With the exception of the severance compensation agreements discussed below, which provide for payment of certain compensation and benefits in the event of termination of employment under certain circumstances, we do not have an agreement with any named executive officer with respect to the length of his employment or the level of cash compensation, equity compensation or other benefits payable to him. The base salary and any annual or long-term cash or equity incentive compensation of each executive officer are determined by the Compensation Committee, in its sole discretion, in accordance with its compensation philosophy, policies, objectives and guidelines discussed above.

Termination Following Change in Control

We have entered into a severance compensation agreement with each of our named executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), and such termination constitutes a termination by us without “cause” (as defined in the agreement) or a resignation by the officer for “good reason” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Phillippy, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals (with the exception of Mr. Phillippy, who will be entitled to receive two times such bonus payment); (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twenty-four months; (iv) automatic vesting and settlement of all unvested restricted stock and restricted stock units held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive’s election, our repurchase of all such shares received by the executive at the fair market price (calculated as set forth in the agreement); (v) automatic vesting and settlement of all unvested stock appreciation rights held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive’s election, our repurchase of all such shares received by the executive at the fair market price (calculated as set forth in the agreement); (vi) automatic vesting of all unvested stock options and, unless otherwise specified by such officer, payment of an amount equal to the difference between the exercise price and the fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by such officer; and (vii) certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by such officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

Our agreements with each of Mr. Phillippy and Mr. Cargile provide for certain severance benefits in the event we terminate his employment other than for cause at any time during the term of the agreement in the absence of a change in control of Newport. In such event, he will be entitled to receive (i) a severance payment equal to twelve months of his highest base salary in effect during the twelve month period preceding termination, payable in a lump sum on his date of termination, (ii) a bonus payment in an amount equal to his incentive bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals, payable in a lump sum on his date of termination, and (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twelve months.

The estimated payments and benefits that each named executive officer would have received under the severance compensation agreements described above in the event that his employment had been terminated by us under certain circumstances as of December 31, 2011 are discussed under the heading “Payments Upon Certain Termination Events” beginning on page 31 of this proxy statement.

Non-Employee Director Compensation

The Committee has the authority and responsibility to review and evaluate periodically the cash and equity compensation paid to non-employee directors. Based on such review and evaluation, the Committee makes recommendations to our Board, and the Board approves all non-employee director compensation in its sole discretion.

The Committee has the authority to engage compensation consultants to assist the Committee in evaluating the amount and form of non-employee director compensation. In evaluating and making its recommendations regarding non-employee director compensation, the Committee reviews peer group and other market data obtained through surveys conducted by such consultants or through other external resources. While the Committee may direct management to engage compensation consultants on behalf of the Committee, the Committee does not delegate any authority to management to determine or make recommendations regarding such compensation. As noted above, in November 2010, the Committee engaged Radford to conduct an assessment of non-employee director compensation, which was reviewed by the Committee in February 2011. As discussed below, the Committee recommended to the Board, and the Board approved, certain changes to the compensation of non-employee directors effective in March 2011 based on such peer group data and the recommendations of the Committee’s compensation consultants.

Each of our non-employee directors receives an annual fee for service as a director, which was $26,250 through February 2011 and was increased to $30,000 effective in March 2011. In addition, each non-employee director is paid $2,500 for each in-person Board meeting attended, $1,500 for each telephonic Board meeting attended, $2,000 for each in-person committee meeting attended, and $1,000 for each telephonic committee meeting attended. Each committee chairperson receives an additional $1,000 for each in person or telephonic committee meeting attended. Our non-employee directors are also reimbursed for expenses incurred in connection with attending Board and committee meetings.

Mr. Potashner receives an additional annual fee for his service as Chairman of the Board, which was $12,000 through February 2011 and was increased to $20,000 effective in March 2011.

Each non-employee director receives on an annual basis restricted stock units having a grant date value of $120,000. Such restricted stock units are typically granted at approximately the end of March of each year and vest in full on the first anniversary of the award date. However, the annual grant of restricted stock unit awards to directors in 2011 was delayed until May 2011, pending the approval of our 2011 Plan by our stockholders, and, accordingly, the vesting date of the awards was adjusted to March 31, 2012.

Prior to 2011, upon initial appointment or election to our Board, each non-employee director received restricted stock units having a target grant date value of $250,000, which vest in 25% increments on each of the first four anniversaries of the grant date. Commencing in 2011, upon initial appointment or election to our Board, each non-employee director will receive an award of restricted stock units having a grant date value of $120,000, which will vest in 25% increments on each of the first four anniversaries of the grant date, and an annual award of restricted stock units having a grant date value of $120,000, pro rated for the remainder of the vesting period applicable to the then outstanding annual non-employee director awards, which will vest on the same vesting date as such annual non-employee director awards.

All cash compensation earned by each non-employee director, and the grant date fair values of all equity awards granted to each non-employee director, during the fiscal year ended December 31, 2011 are shown in the table entitled “Director Compensation in Fiscal Year 2011” on page 32 of this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation earned during the fiscal years ended December 31, 2011, January 1, 2011 and January 2, 2010 by our principal executive officer, Robert J. Phillippy; our principal financial officer, Charles F. Cargile; and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2011 and whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2011; as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years. These officers are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compen- sation(3) ($)	All Other Compen- sation(4) ($)	Total ($)

Robert J. Phillippy	2011	$ 477,692	$ 318,340	$ 144,615	$ 656,730	$ 39,736	$ 1,637,113
President and Chief Executive Officer	2010 2009	436,154 411,923	323,597 348,612	141,428 136,776	900,000 389,925	39,736 35,662	1,840,915 1,322,898

Charles F. Cargile	2011	336,923	159,170	72,308	341,768	32,919	943,088
Senior Vice President and	2010	321,115	161,798	70,714	495,000	32,837	1,081,464
Chief Financial Officer	2009	302,077	174,306	68,388	214,459	32,768	791,998

Jeffrey B. Coyne	2011	285,538	134,603	61,148	192,998	22,396	696,683
Senior Vice President,	2010	271,385	136,734	59,759	280,000	24,239	772,117
General Counsel and Corporate Secretary	2009	256,308	139,696	54,809	121,310	28,493	600,616

Gary J. Spiegel	2011	278,462	116,690	53,010	174,481	43,612	666,255
Vice President, Sales, Marketing and Business Development	2010 2009	267,596 251,731	118,590 114,992	51,830 45,116	275,000 74,731	44,087 39,640	757,103 526,210

David J. Allen	2011	284,154	116,690	53,010	100,151	8,168	562,173
Vice President and General	2010	272,462	118,590	51,830	247,520	8,027	698,429
Manager, Lasers Division	2009	252,431	114,992	45,116	67,795	6,748	487,082

(1)

Reflects the grant date fair values of restricted stock units awarded to each named executive officer in each year, which were computed based on the closing market price of our common stock on the respective grant date. The vesting of all restricted stock units awarded to the named executive officers in each year was conditioned upon the achievement of a specified financial performance threshold for the year in which the award was granted, in addition to a time-based schedule. As of the grant date of each award, the achievement of the applicable performance conditions was considered probable and, therefore, the full grant date fair values of the awards are shown in the table above. We have achieved the applicable performance condition for each year, and accordingly, such awards have continued to vest in accordance with the applicable time-based vesting schedules. See additional information regarding the 2011 awards under the heading “Compensation Discussion and Analysis” above and in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2011” below.

(2)

Reflects the grant date fair values of stock-settled stock appreciation rights awarded to each named executive officer in each year. The fair value of the stock-settled stock appreciation rights was estimated on the respective grant date using the Black-Scholes-Merton option pricing model. The assumptions used in the valuation of such stock appreciation rights are discussed in Note 1, under the heading “Stock-Based Compensation,” and in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2011 and in our Annual Reports on Form 10-K for our fiscal years ended January 1, 2011 and January 2, 2010. The vesting of the stock appreciation rights awarded in 2009 and 2010 was conditioned upon the achievement of a performance threshold for 2009 and 2010, respectively, and is also subject to a time-based schedule. As of the grant date of each award, the achievement of the applicable performance conditions was considered probable and, therefore, the full grant date fair values of the awards are shown in the table above. The performance conditions for 2009 and 2010 have been achieved, and such awards have continued to vest in accordance with the applicable time-based vesting schedule. The vesting of the stock appreciation rights awarded in 2011 is subject to a time-based schedule only. See additional information regarding the 2011 awards under the heading “Compensation Discussion and Analysis” above and in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2011” below.

(3)

Reflects the amounts earned by each named executive officer under our cash incentive plans based upon the achievement of financial performance goals for our 2011, 2010 and 2009 fiscal years, which amounts were paid in March of 2012, 2011 and 2010, respectively, in accordance with the terms of such plans.

(4)

All other compensation for 2011 consists of: (i) company contributions to our 401(k) plan for each named executive officer (other than Mr. Allen), which totaled $13,200 for each of Messrs. Phillippy, Cargile and Spiegel; (ii) company-paid premiums for term life insurance for the benefit of each named executive officer; (iii) company-paid premiums for supplemental long-term disability insurance for the benefit of each named executive officer, which totaled $13,187 for Mr. Phillippy and $14,705 for Mr. Spiegel; (iv) auto allowances paid to each named executive officer (other than Mr. Allen); and (v) company-paid costs for annual executive physicals for Messrs. Phillippy and Spiegel.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of awards to each named executive officer during our fiscal year ended December 31, 2011 under our equity plans and non-equity incentive plans.

Grants of Plan-Based Awards in Fiscal Year 2011

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)

Robert J. Phillippy	–	$ 245,000	$ 490,000	$ 980,000	–	–	$ –	$ –
	05/17/11	–	–	–	18,660	–	–	318,340
	05/17/11	–	–	–	–	18,660	17.06	144,615

Charles F. Cargile	–	127,500	255,000	510,000	–	–	–	–
	05/17/11	–	–	–	9,330	–	–	159,170
	05/17/11	–	–	–	–	9,330	17.06	72,308

Jeffrey B. Coyne	–	72,000	144,000	288,000	–	–	–	–
	05/17/11	–	–	–	7,890	–	–	134,603
	05/17/11	–	–	–	–	7,890	17.06	61,148

Gary J. Spiegel	–	70,000	140,000	280,000	–	–	–	–
	05/17/11	–	–	–	6,840	–	–	116,690
	05/17/11	–	–	–	–	6,840	17.06	53,010

David J. Allen	–	71,500	143,000	286,000	–	–	–	–
	05/17/11	–	–	–	6,840	–	–	116,690
	05/17/11	–	–	–	–	6,840	17.06	53,010

(1)

Reflects the potential payouts to the named executive officers under awards granted under our 2011 annual cash incentive plan, which is described in more detail under the heading “Compensation Discussion and Analysis” above. The amounts shown as threshold, target and maximum payouts represent 50%, 100% and 200% payouts, respectively, based on minimum, target and maximum performance levels for certain financial performance measures established under such 2011 plan. Payouts would be made for a particular financial measure only if we meet at least the minimum performance level for that measure, subject to additional conditions described in more detail under the heading “Compensation Discussion and Analysis” above. The actual amounts earned by the named executive officers under the 2011 annual cash incentive plan are included in the Summary Compensation Table above under the column heading “Non-Equity Incentive Plan Compensation” for the year 2011.

(2)

Consists of restricted stock units awarded to each named executive officer under our 2011 Stock Incentive Plan, which are described in more detail under the heading “Compensation Discussion and Analysis” above. No consideration was paid by any named executive officer for any restricted stock unit award. The vesting of the restricted stock unit awards was conditioned upon achievement of a single target performance level for a single financial measure established under the plan, as well as upon continued employment with the company, as described in more detail under the heading “Compensation Discussion and Analysis” above. We have achieved the performance condition for such restricted stock unit awards and, therefore, such awards will continue to vest in accordance with the applicable time-based vesting schedule.

(3)

Consists of stock-settled stock appreciation rights awarded to each named executive officer under our 2011 Stock Incentive Plan, which are described in more detail under the heading “Compensation Discussion and Analysis” above. No consideration was paid by any named executive officer for any stock appreciation right award. Such stock appreciation right awards will vest in three equal annual installments on March 31, 2012, 2013 and 2014.

(4)	Reflects the base value of the stock-settled stock appreciation rights awarded to each named executive officer, which is equal to the closing price of our common stock on the grant date.

(5)

Reflects the grant date fair values of the restricted stock units and stock-settled stock appreciation rights awarded to each named executive officer. The fair values of the restricted stock units were determined based on the closing price of our common stock on the grant date, which was $17.06 per share. As of the grant date of each restricted stock unit award, the achievement of the applicable performance condition was considered probable and, therefore, the full grant date fair values of such awards are shown in the table above. The fair values of the stock appreciation rights were estimated on the grant date using the Black-Scholes-Merton option pricing model. The assumptions used in the valuation of such stock appreciation rights are discussed in Note 1, under the heading “Stock-Based Compensation,” and in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS

The table below sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2011 including: (i) the number of shares of our common stock underlying both exercisable and unexercisable stock options and stock-settled stock appreciation rights held by each named executive officer (all of which had been earned) and the exercise prices (or base values) and expiration dates thereof; and (ii) the number of restricted stock units held by each named executive officer, and the market value thereof, that were earned (meaning the pre-established performance conditions had been achieved) but had not yet vested (based on the vesting schedule) as of December 31, 2011. All unvested restricted stock units held by each named executive officer had been earned as of December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares, Units or Other Rights That Have Not Vested(1)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Robert J. Phillippy	30,000	–	$11.27	02/23/13	–	–
	70,000	–	11.27	02/23/13	–	–
	25,000	–	16.91	01/01/14	–	–
	100,000	–	13.03	08/03/14	–	–
	55,600	27,800 (3)	4.18	03/20/16	–	–
	8,650	17,300 (4)	12.47	03/31/17	–	–
	–	18,660 (5)	17.06	05/17/18	–	–
	–	–	–	–	63,760	$867,774

Charles F. Cargile	30,000	–	$11.27	02/23/13	–	–
	95,000	–	11.27	02/23/13	–	–
	31,250	–	16.91	01/01/14	–	–
	25,000	–	13.03	08/03/14	–	–
	27,800	13,900 (3)	4.18	03/20/16	–	–
	4,325	8,650 (4)	12.47	03/31/17	–	–
	–	9,330 (5)	17.06	05/17/18	–	–
	–	–	–	–	31,880	$433,887

(table continued on next page)

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares, Units or Other Rights That Have Not Vested(1)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2)
	Exercisable	Unexercisable	($)	Date	(#)	($)

Jeffrey B. Coyne	10,000	–	$11.27	02/23/13	–	–
	27,500	–	11.27	02/23/13	–	–
	10,000	–	16.91	01/01/14	–	–
	12,500	–	13.03	08/03/14	–	–
	22,280	11,140 (3)	4.18	03/20/16	–	–
	3,655	7,310 (4)	12.47	03/31/17	–	–
	–	7,890 (5)	17.06	05/17/18	–	–
	–	–	–	–	26,340	$358,487

Gary J. Spiegel	20,000	–	$11.27	02/23/13	–	–
	55,000	–	11.27	02/23/13	–	–
	20,000	–	16.91	01/01/14	–	–
	25,000	–	13.03	08/03/14	–	–
	18,340	9,170 (3)	4.18	03/20/16	–	–
	3,170	6,340 (4)	12.47	03/31/17	–	–
	–	6,840 (5)	17.06	05/17/18	–	–
	–	–	–	–	22,350	$304,184

David J. Allen	18,340	9,170 (3)	$4.18	03/20/16	–	–
	3,170	6,340 (4)	12.47	03/31/17	–	–
	–	6,840 (5)	17.06	05/17/18	–	–
	–	–	–	–	22,350	$304,184

(1)

Consists of restricted stock units awarded to each named executive officer in 2009, 2010 and 2011, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of December 31, 2011. All of the restricted stock units that were awarded in 2009 and were earned and outstanding as of December 31, 2011, one-half (1/2) of the restricted stock units that were awarded in 2010 and were earned and outstanding as of December 31, 2011, and one-third (1/3) of the restricted stock units that were awarded in 2011 and were earned and outstanding as of December 31, 2011, have subsequently vested on March 20, 2012, March 31, 2012, and March 31, 2012, respectively, and have been settled by the delivery of shares of our common stock to the named executive officers, net of a portion of such vested shares that was withheld at the election of each named executive officer in satisfaction of tax withholding obligations. The remaining 2010 awards will vest on March 31, 2013, and the remaining 2011 awards will vest in two equal annual installments on March 31, 2013 and March 31, 2014.

(2)

The market values of all restricted stock units reflected in the table above have been calculated based on the closing price of our common stock on December 30, 2011 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market, which was $13.61 per share.

(3)

Consists of stock-settled stock appreciation rights that were awarded to each named executive officer on March 20, 2009, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of December 31, 2011. All of such outstanding, unexercisable stock appreciation rights have subsequently vested on March 20, 2012 and are currently exercisable.

(4)

Consists of stock-settled stock appreciation rights that were awarded to each named executive officer on March 31, 2010, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of December 31, 2011. One-half (1/2) of such outstanding, unexercisable stock appreciation rights have subsequently vested on March 31, 2012 and are currently exercisable. The remainder of such awards will vest on March 31, 2013.

(5)

Consists of stock-settled stock appreciation rights that were awarded to each named executive officer on May 17, 2011, which had not vested as of December 31, 2011. Such stock appreciation rights are subject to time-based vesting only. One-third (1/3) of such outstanding, unexercisable stock appreciation rights have subsequently vested on March 31, 2012 and are currently exercisable. The remaining two-thirds (2/3) of such awards will vest in two equal installments on March 31, 2013 and March 31, 2014.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth certain information for each named executive officer regarding the exercise of options and the vesting of stock awards during the year ended December 31, 2011, including the aggregate value realized upon such exercise or vesting.

Option Exercises and Stock Vested in Fiscal Year 2011

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert J. Phillippy	–	$ –	52,029	$ 848,279

Charles F. Cargile	–	–	26,014	424,132

Jeffrey B. Coyne	–	–	21,028	343,133

Gary J. Spiegel	30,000	115,641	17,665	288,428

David J. Allen	–	–	17,359	283,551

(1)

Reflects the total number of shares that each named executive officer was entitled to receive upon the vesting of restricted stock units and the total market value of such shares, calculated based on the closing price of our common stock on each of the vesting dates. A portion of such shares was withheld at the election of each named executive officer in satisfaction of tax withholding obligations.

(2)	Reflects the gross value realized upon the exercise of stock options before satisfaction of tax withholding obligations.

NON-QUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information relating to each named executive officer’s participation in our Deferred Compensation Plan during our fiscal year ended December 31, 2011, including (a) the aggregate dollar amounts of: (i) contributions made by the executive to the plan, (ii) interest and other earnings (losses) accrued on the executive’s account, and (iii) withdrawals by and distributions to the executive from the plan; and (b) the total balance of the executive’s account as of December 31, 2011. We did not make any contributions to the plan on behalf of any named executive officer in 2011. Our Deferred Compensation Plan is described in more detail under the heading “Compensation Discussion and Analysis” above.

Nonqualified Deferred Compensation in Fiscal Year 2011

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)

Robert J. Phillippy	$ –	$ (2,804)	$ –	$ 366,405

Charles F. Cargile	–	(3,536)	–	82,047

Jeffrey B. Coyne	–	–	–	–

Gary J. Spiegel(3)	69,442	(5,089)	(51,012)	321,788

David J. Allen	–	–	–	–

(1)

The aggregate losses in 2011 consisted of market-based losses on all compensation deferred under the plan based on the performance of the measurement funds selected by the named executive officer. No named executive officer has received any above-market or preferential earnings on amounts deferred under our Deferred Compensation Plan and, accordingly, no such amounts have been reported in the Summary Compensation Table included in this proxy statement.

(2)

The aggregate balance of each named executive officer’s account as of December 31, 2011 consists of amounts contributed to the plan in 2011 and/or in prior years in the form of deferrals of salary and/or bonus, all of which compensation has been reported in the Summary Compensation Table included in this proxy statement or in our proxy statements filed in prior years to the extent such executive’s compensation was required to be reported in each applicable year (less any amounts which have been previously distributed from the plan), together with earnings and losses thereon.

(3)

The contributions made by Mr. Spiegel in 2011 consist of $55,692, which is reported as salary in the Summary Compensation Table included in this proxy statement for the year 2011, and $13,750, which is reported as non-equity incentive compensation in the Summary Compensation Table included in this proxy statement for the year 2010.

PAYMENTS UPON CERTAIN TERMINATION EVENTS

We have entered into a severance compensation agreement with each of our named executive officers which provides for certain payments and benefits if the named executive officer’s employment is terminated under certain circumstances. The key terms of such agreements, including the events triggering payments thereunder, are discussed in more detail under the heading “Compensation Discussion and Analysis” above.

Termination Following Change in Control

The table below sets forth information regarding the estimated payments and benefits that each named executive officer would have received in the hypothetical event that his employment had been terminated by us without cause, or he had resigned for “good reason,” as of December 31, 2011, upon a change in control of Newport occurring on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed could be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Estimated Payments in the Event of Termination

at 2011 Fiscal Year End Upon Change in Control

Name	Salary-Based Severance Payments(1)	Incentive- Based Severance Payments(2)	Option Awards(3)	Stock Awards(4)	Continuation of Benefits(5)	Total Estimated Payments(6)

Robert J. Phillippy	$ 980,000	$ 980,000	$ 573,876	$ 867,774	$ 61,186	$ 3,462,836

Charles F. Cargile	340,000	255,000	447,938	433,887	47,646	1,524,471

Jeffrey B. Coyne	288,000	144,000	208,384	358,487	49,976	1,048,847

Gary J. Spiegel	280,000	140,000	283,701	304,184	54,116	1,062,001

David J. Allen	286,000	143,000	93,701	304,184	45,797	872,682

(1)

Represents payment of twenty-four months of the approved base salary for Mr. Phillippy, and twelve months of the approved base salary for all other named executive officers, which would have been payable in a lump sum on the date of termination.

(2)

Represents payment of the target incentive that each named executive officer would have been entitled to receive for the full year of 2011 (two times such target incentive amount in the case of Mr. Phillippy) based on achievement of 100% of the applicable performance goals, which would have been payable in a lump sum on the date of termination.

(3)

The amount reflected for option awards includes the aggregate market value of the net number of shares underlying all unvested, in-the-money stock-settled stock appreciation rights held by each named executive officer as of December 31, 2011. All unvested stock-settled stock appreciation rights would have become immediately vested assuming achievement of 100% of any applicable performance goals and would have been automatically settled by delivery of shares of our common stock having a value equal to the difference between the base value of each such stock appreciation right and the closing price of our common stock on December 30, 2011 (the last trading day of our fiscal year), which was $13.61 per share, subject to payment by the executive officer of applicable withholding taxes. At each executive’s election, we would have repurchased all such shares received by the executive at a price equal to the closing price of our common stock on December 30, 2011. The amount reflected for option awards also includes an amount equal to the aggregate gain on all in-the-money stock options held by each named executive officer as of December 31, 2011 (all of which had already vested), calculated based on the difference between the exercise price of each such option and the closing price of our common stock on December 30, 2011, and payable in a lump sum, subject to payment by the executive officer of applicable withholding taxes, unless otherwise specified by the executive officer. Stock options and stock appreciation rights with respect to a total of 135,810 shares of our common stock, which were held by the named executive officers but were out-of-the-money as of December 31, 2011, would have expired 90 days following termination if not exercised by the named executive officers during such period.

(4)

Represents the aggregate market value of unvested restricted stock units held by each named executive officer as of December 31, 2011 based on the closing price of our common stock on December 30, 2011 (the last trading day of our fiscal year), which was $13.61 per share. Such restricted stock units would have become immediately vested assuming achievement of 100% of any applicable performance goals and would have been settled by delivery of shares of our common stock, subject to payment by the executive officer of applicable withholding taxes. At each executive’s election, we would have repurchased all such shares received by the executive at a price equal to the closing price of our common stock on December 30, 2011.

(5)

Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 24 months following the date of termination, calculated based upon the premiums for such benefits in effect as of December 31, 2011. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

(6)

The total estimated payments would be increased in an amount sufficient to offset any excess “parachute payment” excise tax payable by the named executive officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

As discussed under “Compensation Discussion and Analysis” above, our agreement with each of Mr. Phillippy and Mr. Cargile also provides for certain payments in the event we terminate his employment other than for cause in the absence of a change in control of Newport. If we had terminated Mr. Phillippy’s employment other than for cause and in the absence of a change in control as of December 31, 2011, Mr. Phillippy would have received estimated severance payments totaling $1,010,593, consisting of base salary of $490,000 payable in a lump sum, target incentive of $490,000 payable in a lump sum, and estimated costs of $30,593 for continuation of medical, dental, vision and long-term disability benefits for a period of 12 months following the date of termination, calculated as stated above. If we had terminated Mr. Cargile’s employment other than for cause and in the absence of a change in control as of December 31, 2011, Mr. Cargile would have received estimated severance payments totaling $618,823, consisting of base salary of $340,000 payable in a lump sum, target incentive of $255,000 payable in a lump sum, and estimated costs of $23,823 for continuation of medical, dental, vision and long-term disability benefits for a period of 12 months following the date of termination, calculated as stated above.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation, consisting of annual retainer fees, meeting participation fees, and equity-based awards (consisting of restricted stock units). Mr. Potashner also receives fees for serving as Chairman of the Board. Such cash and equity compensation is discussed in more detail under the heading “Compensation Discussion and Analysis” above. The table below sets forth cash compensation earned by each non-employee director, and the grant date fair values of equity awards granted to each non-employee director, during the fiscal year ended December 31, 2011. All compensation of Mr. Phillippy is reported in the Summary Compensation Table above and has been excluded from the table below.

Director Compensation in Fiscal Year 2011

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(4) ($)	Option Awards(3)(4) ($)	Total ($)

Christopher Cox	$ 7,750	$ 165,001	$ –	$ 172,751

Robert L. Guyett	69,875	120,000	–	189,875

Oleg Khaykin	56,875	120,000	–	176,875

Michael T. O’Neill	61,875	120,000	–	181,875

C. Kumar N. Patel	58,875	120,000	–	178,875

Kenneth F. Potashner	80,542	120,000	–	200,542

Peter J. Simone	62,875	120,000	–	182,875

(1)

Reflects fees earned in 2011 by each non-employee director, including annual retainer fees and meeting fees for meetings which occurred during 2011. The amount reported for Mr. Potashner includes additional fees for serving as Chairman of the Board. Mr. Cox was appointed to the Board on November 15, 2011, and the amount of fees set forth in the table reflects fees earned by Mr. Cox from November 15, 2011 through December 31, 2011.

(2)

Reflects the grant date fair values of restricted stock unit awards granted to each non-employee director in 2011. The awards granted to all non-employee directors other than Mr. Cox were granted on May 17, 2011, and the grant date fair value of each such award was determined based on the closing price of our common stock on that date, which was $17.06 per share. All such awards vested in full on March 31, 2012. Mr. Cox received two awards of restricted stock units upon his appointment to the Board on November 15, 2011, representing rights to receive upon vesting 8,457 shares and 3,171 shares of our common stock. The grant date fair values of such awards were determined based on the closing price of our common stock on November 15, 2011, which was $14.19 per share. His award of 8,457 restricted stock units vests in equal annual installments on the first four anniversaries of the grant date, and his award of 3,171 restricted stock units vested in full on March 31, 2012.

(3)	No stock options or stock appreciation rights were granted to any non-employee director during 2011.

(4)

The aggregate number of stock awards, consisting entirely of restricted stock units, and the aggregate number of stock options held by each non-employee director as of December 31, 2011 were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units	Aggregate Number of Shares Underlying Outstanding Stock Options

Christopher Cox	11,628	–

Robert L. Guyett	7,034	40,000

Oleg Khaykin	25,454	–

Michael T. O’Neill	7,034	34,500

C. Kumar N. Patel	7,034	40,000

Kenneth F. Potashner	7,034	30,000

Peter J. Simone	7,034	23,500

OTHER AGREEMENTS

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors, and certain other officers, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we are obligated to indemnify our officers and directors against all fees, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and amounts paid in any settlement we approve) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Exchange Act.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

On an ongoing basis, we conduct assessments of our compensation policies and practices for all of our employees, including non-executive employees, with respect to risks that may arise from such policies and practices. As part of such assessments, our management reviews and evaluates the key elements of all significant compensation programs in effect companywide or for any individual division, subsidiary or operation, including the overall program objectives and structure, performance measures and targets, payout mechanisms and conditions and other relevant factors. In carrying out its responsibilities for overseeing the management of risk related to compensation matters, the Compensation Committee of our Board of Directors reviews and discusses management’s assessments. Based on the most recent assessment of our compensation policies and practices in February 2012, both management and the Compensation Committee concluded that risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on Newport.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of four non-employee directors: Messrs. Guyett, O’Neill and Potashner and Dr. Patel, all of whom served on the Compensation Committee during 2011. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things, establishing, developing guidelines for, evaluating and approving all base salaries and annual and long-term cash and equity incentive compensation of Newport’s executive officers, and all other executive benefit plans, programs and agreements. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in Newport’s proxy statement for its 2012 annual meeting of stockholders. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such information be included in such proxy statement.

Respectfully submitted,

Michael T. O’Neill, Chairman

Robert L. Guyett

C. Kumar N. Patel

Kenneth F. Potashner

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2011 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

In accordance with our Corporate Governance Guidelines and the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing and approving any proposed transaction with any related person for which disclosure and/or approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules. Currently, this review and approval requirement applies to any transaction to which Newport or any of our subsidiaries will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers; (b) any nominee for election as a director; (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities; or (d) any member of the immediate family (as defined in Regulation S-K, Item 404) of any of the persons described in the foregoing clauses (a)-(c).

In the event that management becomes aware of any related person transaction, management will present information regarding such transaction to the Audit Committee for review and approval. In addition, on at least an annual basis, the Audit Committee reviews and considers with management the disclosure requirements relating to transactions with related persons and the potential existence of any such transaction.

Christopher Cox was appointed to our Board in November 2011. Mr. Cox is a partner of Bingham McCutchen LLP (“Bingham”), an international law firm, and is President of its subsidiary, Bingham Consulting LLC. We have engaged Bingham from time to time commencing in 2011 to provide legal representation on various matters, and we expect to engage Bingham to provide certain legal services to us in the future. We have paid Bingham a total of $830,870 in fees for legal services provided since the beginning of our 2011 fiscal year, related primarily to legal services provided in connection with our acquisition of Ophir Optronics Ltd. The fees represent work performed by other lawyers at Bingham, and not by Mr. Cox. Such fees did not exceed five percent of Bingham’s consolidated gross revenues for such period, and we believe that the rates charged for the services performed by Bingham represented market rates for such services. Mr. Cox’s compensation as a partner of Bingham may be indirectly affected in part by the fees billed to us by Bingham.

Our Board evaluated our relationship with Bingham and Mr. Cox’s relationship with Bingham in connection with its consideration of the appointment of Mr. Cox to the Board. The Board has determined that such relationships will not impair Mr. Cox’s independence as a director. The Audit Committee of our Board will continue to monitor our relationship with Bingham and will review and approve our retention of Bingham for any significant legal services in the future. Mr. Cox will recuse himself from any involvement in matters concerning our retention of Bingham or our payments relating to Bingham.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of March 15, 2012 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our named executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

	Amount and Nature of Shares Beneficially Owned(2)

Name and Address of Beneficial Owners(1)	Number	Percentage

BlackRock, Inc. (and certain of its subsidiaries) 40 East 52nd Street New York, NY 10022(3)	2,916,493	7.7%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(4)	2,556,496	6.8%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(5)	2,330,870	6.2%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(6)	2,028,888	5.4%

Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 and its subsidiary, Columbia Management Investment Advisers, LLC 225 Franklin Street Boston, MA 02110(7)	1,971,889	5.2%

Robert J. Phillippy(8)	479,810	1.3%

C. Kumar N. Patel(9)	219,176	*

Charles F. Cargile(10)	214,583	*

Gary J. Spiegel(11)	205,527	*

Robert L. Guyett(12)	199,127	*

Jeffrey B. Coyne(13)	147,904	*

Michael T. O’Neill(14)	99,627	*

Kenneth F. Potashner(15)	99,011	*

David J. Allen(16)	67,547	*

Peter J. Simone(17)	61,857	*

Oleg Khaykin(18)	13,174	*

Christopher Cox(19)	3,171

All executive officers and directors as a group (12 persons)(20)	1,810,514	4.7%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)

The beneficial ownership is calculated based on 37,797,806 shares of our common stock outstanding as of March 15, 2012. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, stock appreciation rights, restricted stock units and/or other rights held by that person that are exercisable and/or will be settled upon vesting within 60 days of March 15, 2012 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, and none of such persons has pledged such shares as security for any obligation.

(3)	The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 2 filed by the holder with the Securities and Exchange Commission on February 10, 2012.

(4)

The holder has sole voting power with respect to 2,508,860 shares of common stock and has sole dispositive power with respect to 2,556,496 shares of common stock. The holder furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In certain cases, subsidiaries of the holder may act as advisor or sub-advisor to certain investment companies, trusts and accounts. In its role as investment advisor, sub-advisor and/or manager, the holder possesses investment and/or voting power over shares owned by such investment companies, trusts and accounts and may be deemed to be the beneficial owner of such shares; however, all such securities are owned by such investment companies, trusts and accounts, and the holder disclaims beneficial ownership of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 7 filed by the holder with the Securities and Exchange Commission on February 14, 2012.

(5)

The holder has sole voting power with respect to 565,520 shares of common stock and has sole dispositive power with respect to 2,330,870 shares of common stock. These securities are owned by various individual and institutional investors for which the holder serves as investment advisor with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Exchange Act, the holder is deemed to be a beneficial owner of such securities; however, the holder expressly disclaims that it is, in fact, the beneficial owner of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 5 filed by the holder with the Securities and Exchange Commission on February 10, 2012.

(6)

The holder has sole voting power with respect to 51,958 shares of common stock, sole dispositive power with respect to 1,976,930 shares of common stock, and shared dispositive power with respect to 51,958 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on February 8, 2012.

(7)

Ameriprise Financial, Inc. is a parent holding company, and its subsidiary, Columbia Management Investment Advisers, LLC, is an investment adviser. The holders have shared voting power with respect to 466,520 shares of common stock and have shared dispositive power with respect to 1,971,889 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holders with the Securities and Exchange Commission on February 13, 2012.

(8)

Includes options to purchase 225,000 shares of common stock and stock-settled stock appreciation rights with respect to 106,920 shares of common stock that are exercisable within 60 days of March 15, 2012; 42,670 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; and 31,714 shares of common stock held by Mr. Phillippy and his spouse as trustees of a family trust.

(9)

Consists of options to purchase 40,000 shares of common stock that are exercisable within 60 days of March 15, 2012; 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; 9,623 shares of common stock underlying restricted stock units that are held in Newport’s Deferred Compensation Plan for the benefit of Dr. Patel; and 162,519 shares of common stock held by Dr. Patel and his spouse as trustees of a family trust.

(10)

Includes options to purchase 89,495 shares of common stock and stock-settled stock appreciation rights with respect to 53,460 shares of common stock that are exercisable within 60 days of March 15, 2012, and 21,335 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(11)

Includes options to purchase 120,000 shares of common stock and stock-settled stock appreciation rights with respect to 36,130 shares of common stock that are exercisable within 60 days of March 15, 2012; 14,620 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; and 5,028 shares held by Mr. Spiegel and his spouse as trustees of a family trust.

(12)

Consists of options to purchase 40,000 shares of common stock that are exercisable within 60 days of March 15, 2012; 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; and 152,093 shares of common stock held by Mr. Guyett as trustee of a family trust.

(13)

Includes options to purchase 60,000 shares of common stock and stock-settled stock appreciation rights with respect to 43,360 shares of common stock that are exercisable within 60 days of March 15, 2012, and 17,425 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(14)

Consists of options to purchase 34,500 shares of common stock that are exercisable within 60 days of March 15, 2012; 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; 9,623 shares of common stock underlying restricted stock units that are held in Newport’s Deferred Compensation Plan for the benefit of Mr. O’Neill; and 48,470 shares of common stock held by Mr. O’Neill as trustee of a family trust.

(15)

Includes options to purchase 30,000 shares of common stock that are exercisable within 60 days of March 15, 2012, and 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(16)

Includes stock-settled stock appreciation rights with respect to 36,130 shares of common stock that are exercisable within 60 days of March 15, 2012, and 14,620 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(17)

Includes options to purchase 23,500 shares of common stock that are exercisable within 60 days of March 15, 2012, and 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(18)	Includes 7,034 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(19)	Consists of 3,171 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units.

(20)

Includes options to purchase 662,495 shares of common stock and stock-settled stock appreciation rights with respect to 276,000 shares of common stock that are exercisable within 60 days of March 15, 2012; 156,045 shares of common stock that are issuable within 60 days of March 15, 2012 upon the vesting of restricted stock units; and 19,246 shares of common stock underlying restricted stock units held in Newport’s Deferred Compensation Plan.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of three directors. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and Section 10A(m) of the Exchange Act and Rule 10A-3 promulgated thereunder. Newport’s Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission.

The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Newport’s Internet site at www.newport.com/corporategovernance. Newport will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Newport’s Corporate Secretary.

Role of the Audit Committee

Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee

The Committee held seven meetings during 2011, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee, which correspond with the meetings of the Board held in February, May and November, the Committee held a meeting following the end of each quarter for the purpose of reviewing Newport’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2011, the Committee reviewed Newport’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Newport’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Deloitte & Touche LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee discussed with Deloitte & Touche LLP the overall scope and plans for their annual audit and approved the fees to be paid to Deloitte & Touche LLP in connection therewith. The Committee also discussed with management and Deloitte & Touche LLP the adequacy and effectiveness of Newport’s disclosure controls and procedures and internal control over financial reporting. The Committee met separately with Deloitte & Touche LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal control over financial reporting, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm, including the compatibility of non-audit services with Deloitte & Touche LLP’s independence. The Committee has concluded that Deloitte & Touche LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including any amendments thereto.

Respectfully submitted,

Robert L. Guyett, Chairman

Oleg Khaykin

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has selected Deloitte & Touche LLP, or Deloitte, as our independent auditors for the fiscal year ending December 29, 2012. Deloitte audited our financial statements for the fiscal year ended December 31, 2011. Neither our bylaws nor the Nevada General Corporation Law requires the approval of the selection of the independent auditors by our stockholders, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that our stockholders ratify the selection of our auditors.

A representative of Deloitte will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. If this proposal is not approved, the Audit Committee will reconsider its selection of independent auditors.

The Board of Directors recommends a vote “FOR” this proposal.

FEES BILLED BY DELOITTE & TOUCHE LLP

The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Deloitte for our fiscal years ended December 31, 2011 and January 1, 2011.

Fee Category	Year Ended December 31, 2011	Year Ended January 1, 2011

Audit Fees	$1,181,000	$ 965,000

Audit-Related Fees	81,580	4,528

Tax Fees	443,792	213,569

All Other Fees	–	–

Total Fees	$1,706,372	$1,183,097

Audit Fees

Audit fees billed for both years consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our reports filed with the Securities and Exchange Commission and related public disclosures; and (iv) the audit of our internal control over financial reporting to provide an attestation report on our internal control over financial reporting as required by the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2011 also included fees for the review of accounting matters related to our acquisitions of High Q Technologies GmbH and Ophir Optronics Ltd., which were consummated in July 2011 and October 2011, respectively.

Audit-Related Fees

Audit-related fees billed for our fiscal year ended December 31, 2011 consisted of fees for accounting and audit due diligence services rendered in connection with our acquisition of Ophir Optronics Ltd. Audit-related fees billed for our fiscal year ended January 1, 2011 consisted of fees for consulting services rendered in connection with the implementation of a software solution to support our internal audit compliance efforts.

Tax Fees

Tax fees billed for both years included fees for services relating to tax compliance and planning and preparation of tax returns. Tax fees billed for our fiscal year ended December 31, 2011 also included tax consulting services relating to our acquisitions of High Q Technologies GmbH and Ophir Optronics Ltd.

All Other Fees

No other services were rendered by Deloitte to us for our fiscal years ended December 31, 2011 and January 1, 2011.

Audit Committee Pre-Approval Policies and Procedures

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent auditors. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit and non-audit services provided by our independent auditors for our fiscal year 2011 were approved by the Audit Committee pursuant to this policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by Deloitte during fiscal year 2011, as well as the fees paid therefor, and has determined that the provision of such other services by Deloitte, and the fees paid therefor, were compatible with maintaining Deloitte’s independence.

PROPOSAL THREE

APPROVAL OF SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Our Employee Stock Purchase Plan (the “Plan”) was adopted by our Board of Directors on November 15, 1994, was approved by our stockholders on June 7, 1995, and was subsequently amended on May 28, 1997, March 20, 1998 and May 30, 2001. On March 21, 2003, our Board of Directors adopted an amendment and restatement of the Plan (the “Restated Plan”), which was approved by our stockholders on May 21, 2003, and was subsequently amended effective January 1, 2006. A total of 3,950,000 shares of our common stock are authorized for issuance under the Restated Plan, of which 2,857,839 shares have already been issued and 1,092,161 remained available for future issuance as of March 15, 2012. The Restated Plan expires on March 31, 2013.

In March 2012, our Board approved, subject to stockholder approval, an amendment and restatement of the Restated Plan (the “Second Restated Plan”), to be effective April 1, 2012, extending the term of the Restated Plan for a period of ten (10) years expiring March 31, 2023, and increasing the number of shares of our common stock authorized for issuance thereunder by an additional 1,000,000 shares.

The purposes of the Second Restated Plan are to provide an incentive to attract and retain employees, to promote employee morale and to encourage employee ownership of our common stock by permitting them to purchase shares at a discount through payroll deductions. Our Board believes that the Second Restated Plan will benefit our hiring and retention efforts, and will further align the interests of participating employees with our interests and the interests of our stockholders.

The following description of the Second Restated Plan is qualified in all respects by reference to the Second Restated Plan itself, a copy of which is included as Appendix B to this proxy statement.

Description of the Second Restated Plan

The Second Restated Plan permits eligible employees to subscribe for and purchase directly from us shares of our common stock at a discount from the market price, and to pay the purchase price through payroll deductions. The Second Restated Plan may be administered by either our Board or a committee appointed by the Board (the “Administrator”). The Board of Directors has delegated administration of the Second Restated Plan to the Compensation Committee, which is comprised of four non-employee directors who are not eligible to participate in the Second Restated Plan. Subject to the provisions of the Second Restated Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Second Restated Plan.

Each employee of Newport (and each employee of certain of our subsidiaries as may be designated by the Administrator from time to time) who customarily work an average of more than twenty (20) hours per week and are customarily employed for more than five (5) months in any calendar year is eligible to participate in the Second Restated Plan. Each such employee may become a participant commencing as of the first day of the calendar quarter coincident with or next following such employee’s satisfaction of the eligibility requirements of the Plan. As of March 15, 2012, five executive officers and approximately 1,155 other employees (including officers who are not executive officers) were eligible to participate in the Second Restated Plan.

Each offering under the Second Restated Plan (each, an “Offering Period”) will commence on the first day of each calendar quarter (the “Grant Date”) and will continue for a period of three months ending on the last day of such calendar quarter or such other period as may be designated by the Administrator (the “Purchase Date”). The Administrator may change the duration and/or the frequency of Offering Periods by providing notice at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereby.

Each eligible employee who elects to participate in the Second Restated Plan will designate prior to the commencement of an Offering Period, the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the Second Restated Plan, which amount may not exceed 15% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by us, including any elective deferrals with respect to any plan qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. A participant may increase or decrease the amount of payroll deductions at any time during the Offering Period, unless otherwise determined by the

Administrator. A participant may also withdraw from the Offering Period at any time prior to the Purchase Date and receive a refund of his or her accumulated payroll deductions, without interest.

On the Purchase Date, shares of our stock will be purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 95% of the fair market value of the shares on the Purchase Date. An employee may not participate in an Offering Period if, immediately after the purchase of shares, the employee would own shares or hold options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of our stock. No employee may purchase stock under the Second Restated Plan (and any similar purchase plans offered by us) having a fair market value, determined as of each applicable Grant Date, which exceeds $25,000 in any calendar year. The closing stock price of our common stock on March 23, 2012 was $17.16 per share.

A participant has no interest or voting rights with respect to the shares of stock to be purchased until such shares are purchased. A participant’s rights in the Second Restated Plan are nontransferable other than upon the death of the participant. The Second Restated Plan is administered in a manner designed to ensure that any affiliate participant’s commencement or discontinuation of participation in the Second Restated Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Exchange Act as set forth in Rule 16b-3 promulgated thereunder.

Our Board may at any time amend, suspend or terminate the Second Restated Plan; provided, that no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rule or provision), any rule or regulation of the stock exchange on which our stock is listed or admitted for trading, or any other applicable law, rule or regulation, we will also obtain stockholder approval of any amendment or modification to the Second Restated Plan, including but not limited to any amendment or modification that either increases the number of shares that may be purchased under the Second Restated Plan or changes the designation or class of employees eligible to participate in the Second Restated Plan, in such a manner and to such a degree as required by any such applicable law, rule or regulation.

Unless earlier terminated by our Board, the Second Restated Plan will terminate on March 31, 2023 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

New Plan Benefits

The benefits or amounts that will be received by any participant under the Second Restated Plan are not currently determinable as they are dependent upon each participant’s future payroll deduction election for each Offering Period under the Second Restated Plan.

Summary of Federal Income Tax Consequences of the Second Restated Plan

The following is a summary of the material United States federal income taxation consequences to Newport and participants subject to U.S. taxation with respect to participation in the Second Restated Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside and does not discuss the specific tax situation of an individual participant. Each participant is therefore urged to consult his or her tax adviser regarding the tax consequences of participating in the Second Restated Plan.

The Second Restated Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Under such an arrangement, no taxable income is recognized by a participant either at the time of election to participate in an Offering Period under the Second Restated Plan or at the time shares are purchased thereunder, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights.

If shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the Grant Date over the purchase price will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

If a participant disposes of the shares before the expiration of the one-year and two-year holding periods described above (a “disqualifying disposition”), then upon such disposition the federal income tax consequences will be as follows: (1) the difference between the purchase price and the fair market value of the shares on the date of purchase will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over their fair market value on the date of purchase will be taxed as capital gain. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitation on capital losses not discussed herein.

The amount of ordinary income recognized by the participant will be deductible by us for federal income tax purposes.

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and us (or our foreign subsidiaries) with respect to participation in the Second Restated Plan vary by country. Generally, participants are subject to taxation at the time of purchase. Our foreign subsidiaries may be entitled to a deduction in the tax year in which the participant recognizes taxable income, provided the foreign subsidiaries reimburse us for the cost of the benefit conferred under the Second Restated Plan.

Information Regarding Existing Equity Compensation Plans

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans, as described in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation, as of December 31, 2011:

Equity Compensation Plan Information at 2011 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	3,511,772	$11.28	5,207,693
Equity Compensation Plans Not Approved by Security Holders	--	--	--
Total	3,511,772		5,207,693

All of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2011 have been approved by security holders. The number of shares reflected in column (a) of the table above consists of: (i) outstanding options to purchase an aggregate of 1,338,161 shares of our common stock, which were issued under our 2001 Stock Incentive Plan; (ii) outstanding stock-settled stock appreciation rights with respect to an aggregate of 1,290,275 shares of our common stock, which were issued under our 2006 Performance-Based Stock Incentive Plan and our 2011 Stock Incentive Plan; and (iii) outstanding restricted stock units representing the right to receive upon vesting an aggregate of 883,336 shares of our common stock, which were issued under our 2006 Performance-Based Stock Incentive Plan and our 2011 Stock Incentive Plan. The weighted-average exercise price reflected in column (b) represents the combined weighted-average exercise price (or base value) of all outstanding options (having a weighted-average exercise price of $13.75 per share) and all outstanding stock-settled stock appreciation rights (having a weighted-average base value of $8.72 per share). All outstanding restricted stock units were awarded without payment of any purchase price.

The number of securities remaining available for future issuance reflected in column (c) of the table above consists of securities available for future issuance under our 2011 Stock Incentive Plan, under which restricted stock and restricted stock units, in addition to stock options and stock appreciation rights, may be granted. Restricted stock and restricted stock unit awards granted under such plan are counted against the share limit as one and seven tenths (1.7) shares for each share of common stock subject to such awards. Accordingly, based on the total number of shares remaining available for future issuance under the 2011 Stock Incentive Plan as of December 31, 2011, awards of restricted stock and restricted stock units representing a total of 3,063,348 shares could have been issued under such plan as of December 31, 2011.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the Second Restated Plan unless otherwise specified in the proxy.

The Board of Directors recommends a vote “FOR” approval of this proposal.

PROPOSAL FOUR

ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Rule 14a-21(a) promulgated under the Exchange Act, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as such compensation is described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. In light of the significant support expressed by our stockholders at our 2011 annual meeting for holding such advisory votes on an annual basis, we currently expect to seek advisory votes on the approval of the compensation of our named executive officers on an annual basis until our annual meeting in 2017, at which time we will ask our stockholders to approve, on an advisory, non-binding basis, how frequently thereafter we will seek an advisory vote from stockholders on the approval of executive compensation.

Although the vote on this proposal is not binding on Newport, our Board or our Compensation Committee, our Board values feedback received from our stockholders, and the Board and the Compensation Committee will consider the outcome of the vote in developing compensation programs and making compensation decisions in the future.

We have highlighted below some key aspects of our executive compensation program. We urge our stockholders to review the more detailed description of our executive compensation program contained in the section entitled “Compensation Discussion and Analysis” beginning on page 13 and in the compensation tables and accompanying narrative disclosures beginning on page 24.

Highlights of Our Compensation Program

Emphasis on Pay-for-Performance

The Compensation Committee of our Board maintains a performance-based compensation philosophy, which means that a significant portion of each named executive officer’s total compensation is tied to the achievement of pre-established performance objectives. For 2011, the target payouts under our annual cash incentive plan and the grant date fair values of restricted stock unit awards granted under our equity incentive plan, all of which had payouts that were subject to the achievement of pre-established performance goals, accounted for approximately 43% to 56% of each named executive officer’s target total direct compensation.

Our annual cash incentive plan provides for payouts that are 100% tied to the achievement of financial performance goals. The financial measures assigned to each named executive officer for 2011 include a combination of revenue, profitability and cash flow, which encourage profitable growth and strong cash generation. In addition, the vesting of all restricted stock unit awards granted to our executives in 2011 was conditioned upon achievement of a profitability threshold for 2011, in addition to continued employment with the company. The Compensation Committee intends to continue to tie all payouts under our cash incentive plans and a significant portion of equity compensation to the achievement of performance objectives in the future.

Alignment with Long-Term Interests of Stockholders

We provide a significant portion of each named executive officer’s total compensation in the form of equity awards that vest over multiple years, which encourages the executive to remain employed by us and to drive sustained, long-term financial performance. In 2011, our executives received a combination of restricted stock units with both performance-based conditions and a three-year time-based vesting schedule, and stock-settled stock appreciation rights with a three-year time-based vesting schedule. The stock appreciation rights awarded to our executives are intended to incentivize them to drive performance that will increase stockholder value, as executives can realize value under the awards only if and to the extent that our stock price increases following the grant date. We believe that the types and structure of equity awards granted to our executives align the interests of our executives with those of our stockholders to build long-term stockholder value, while also minimizing stockholder dilution.

Competitive Pay Reflecting Best Practices

We pay compensation to our named executive officers at levels that are competitive with other technology companies of similar size and scope, as measured by a range of annual revenue, headcount and market capitalization. Our general practice is to target base salaries, total cash compensation and equity compensation at the 50th percentile of these peer companies. Our Compensation Committee regularly engages compensation consultants to conduct reviews of the compensation of our executives in relation to our peer companies to ensure that our pay continues to be appropriately competitive to attract and retain our executive talent.

Recommendation

Our Board believes that our executive compensation program is designed appropriately to attract and retain high-caliber executives who are essential to the success of our business and to ensure that the interests of our executives are well aligned with the interests of our stockholders. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting FOR the adoption of the following resolution:

“RESOLVED, that the compensation paid to Newport’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission in the section entitled “Compensation Discussion and Analysis,” the tabular disclosures regarding such compensation and the accompanying narrative disclosures in Newport’s proxy statement for its 2012 annual meeting of stockholders, is hereby approved.”

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the compensation of our named executive officers unless otherwise specified in the proxy. This vote is advisory and, therefore, will not be binding on Newport or our Board.

The Board of Directors recommends a vote “FOR” this proposal.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

Reconciliation of GAAP to Non-GAAP Results Used for Determination of Achievement of Performance

Measures Under Executive Cash and Equity Incentive Plans for the Year Ended December 31, 2011

(In thousands, except per share amounts)	Newport Consolidated	Lasers Division
Net Sales Measures:
GAAP net sales	$545,054	$191,528
Net sales of acquired companies(1)	(41,148)	(13,594)

Non-GAAP net sales	$503,906	$177,934

Operating Income Measures:
GAAP operating income	$53,823	$19,150
Operating income of acquired companies	(4,200)	(2,690)
Acquisition-related costs	10,956
Amortization of intangible assets related to acquired companies	4,702
Restructuring and severance costs	2,174

Non-GAAP operating income	$67,455	$16,460

Earnings Per Share Measure:
GAAP net income	$79,708
Operating income of acquired companies	(4,200)
Acquisition-related costs	10,956
Amortization of intangible assets related to acquired companies	4,702
Other income and expense of acquired companies	143
Foreign currency translation gain from dissolution of subsidiary	(7,198)
Recovery of amounts related to previously discontinued operations	(619)
Restructuring and severance costs	2,174
Loss on extinguishment of debt	582
Commitment fee for interim revolving line of credit	500
Interest expense on borrowings under new term loan used for Ophir acquisition	1,447
Release of valuation allowance and other tax adjustments	(34,052)
Loss attributed to non-controlling interests of Ophir	(46)
Income tax provision on non-GAAP adjustments(2)	(559)

Non-GAAP net income	$53,539

GAAP net income per diluted share	$2.06
Total non-GAAP adjustments	(0.68)

Non-GAAP net income per diluted share	$1.38

Shares used in the computation of net income per diluted share	38,673

Cash Flow Measures:
GAAP net income (operating income for Lasers Division)	$79,708	$19,150
Operating income of acquired companies	(4,200)	(2,690)
All other amounts reconciling non-GAAP net income as reflected above	(21,970)
Depreciation and amortization(2)	17,437	3,367
Amortization of discount on convertible notes	3,891
Loss on dispositions of property and equipment(2)	404
Purchases of property and equipment(2)	(11,972)	(1,760)
Stock-based compensation expense	6,201	1,042
Increase (decrease) in cash due to change in other net assets(2)	(2,329)	4,774
Deferred income taxes, net(2)	4,157

Non-GAAP cash flow measures	$71,327	$23,883

Notes:

(1)

Newport acquired High Q Technologies GmbH (High Q) and Ophir Optronics Ltd. (Ophir) in July 2011 and October 2011, respectively. As used in the table above, “acquired companies” refers to High Q and Ophir. High Q is now a part of our Lasers Division, and the Ophir businesses have been established as our Ophir Division. The results of our Lasers Division have been adjusted to exclude the financial results of High Q, and our consolidated results have been adjusted to exclude the financial results of both High Q and Ophir.

(2)	Excludes amounts related to acquired companies.

A-1

APPENDIX B

NEWPORT CORPORATION

SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

This SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) of NEWPORT CORPORATION, a Nevada corporation (the “Company”), is adopted by the Company’s Board of Directors effective as of April 1, 2012, subject to the approval of the Company’s stockholders.

RECITALS

WHEREAS, the Company established an Employee Stock Purchase Plan effective January 1, 1995, adopted by the Company’s Board of Directors and approved by the Company’s stockholders, which was amended on May 28, 1997, March 20, 1998, and May 30, 2001 (as amended, the “ESPP”);

WHEREAS, the total number of shares of the Company’s common stock authorized for issuance under the ESPP effective as of January 1, 1995 was 250,000 shares, which number of shares was increased to 650,000 shares effective as of May 28, 1997, and further increased to 1,950,000 shares effective as of May 30, 2000, as a result of the Company’s three-for-one stock split;

WHEREAS, the Company’s Board of Directors and stockholders approved an amendment and restatement of the ESPP (the “Restated ESPP”), effective April 1, 2003, extending the term of the ESPP for a period of ten (10) years expiring March 31, 2013, and increasing the number of shares of the Company’s common stock authorized for issuance thereunder by an additional 2,000,000 shares; and

WHEREAS, the Company’s Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Restated ESPP, to be effective as of April 1, 2012, extending the term of the Restated ESPP for a period of ten (10) years expiring March 31, 2023, and increasing the number of shares of the Company’s common stock authorized for issuance thereunder by an additional 1,000,000 shares.

NOW, THEREFORE, the Company hereby amends and restates the Restated ESPP in its entirety as hereinafter set forth.

ARTICLE I

PURPOSE OF THE PLAN

1.1        Purpose.  The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE II

DEFINITIONS

2.1        5% Owner.  “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

2.2        Compensation.  “Compensation” means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code issued to an employee by the Company.

2.3        Designated Subsidiaries.  “Designated Subsidiaries” means such Subsidiaries of the Company that may be designated by the Administrator from time to time in its sole discretion as being eligible to have its Employees participate in the Plan.

2.4        Employee.  “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries on a full time basis (persons who customarily average more than twenty (20) hours per week and are customarily employed for more than five (5) months in any calendar year), any portion of whose income is subject to withholding of income tax or for whom social security retirement contributions or other social taxes are made by the Company or any Designated Subsidiary.

2.5        Effective Date.  “Effective Date” means April 1, 2012.

2.6        Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Company Stock, determined as follows:

(a)        If the Company Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on such exchange on the immediately preceding day on which a sale occurred;

(b)        If the Company Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation; and

(c)        If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (as defined in Section 9.1(a) below) in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.7        Grant Date.  “Grant Date” means the first day of each Offering Period under the Plan.

2.8        Participant.  “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.9        Plan Year.  “Plan Year” means the twelve consecutive month period ending on December 31.

2.10      Offering Period.  “Offering Period” means the three consecutive month periods coinciding with the calendar quarter (January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31) each Plan Year, or such other period as may be designated by the Administrator from time to time.

2.11      Purchase Date.  “Purchase Date” means the last day of each Offering Period.

2.12      Subsidiary.  “Subsidiary” means any entity, more than fifty percent (50%) of the voting stock or comparable interests of which is owned, directly or indirectly, by the Company.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1        Eligibility.  Each Employee of the Company, or of any of the Designated Subsidiaries, shall be eligible to become a Participant in the Plan. Such Employee may become a Participant commencing on the Grant Date coincident with or next following such Employee’s satisfaction of the eligibility requirements of the Plan, as may be established from time to time by the Administrator. The Administrator may, in its sole discretion, exclude from participation those persons allowed to be excluded pursuant to Code Section 423, provided that such exclusions shall apply to all employees who meet such exclusion criteria. The Administrator may, in its sole discretion, provide that Employees who are “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code are not eligible to participate in the Plan.

3.2        Participation.  An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion and delivery to the Human Resources Department of the Company of a subscription agreement provided by the Company (the “Subscription Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the delivery of the Participant’s Subscription Agreement and shall remain in effect until revoked by the Participant by delivering a notice of withdrawal from the Plan under Article VIII or by the delivery of a new Subscription Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3        Special Rules.  Under no circumstances shall:

(a)        A 5% Owner be granted a right to purchase Company Stock under the Plan; or

(b)        A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceeds an amount equal to $25,000 worth of Company Stock (determined using the Fair Market Value of such Company Stock at each applicable Grant Date) during each Plan Year.

ARTICLE IV

OFFERING PERIODS

4.1        Offering Periods.  The initial grant of the right to purchase Company Stock under the Plan shall commence on the Effective Date and terminate on the next Purchase Date. Thereafter, the Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date. The Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that any such change shall comply with Section 423(b) of the Code.

ARTICLE V

PAYROLL DEDUCTIONS

5.1        Participant Election.  Within the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated as a whole percentage of Participant’s Compensation, not to exceed 15% of Compensation for any Plan Year. The amount so designated within the Subscription Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2        Changes in Election.  A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article VIII. Unless otherwise determined by the Administrator in its sole discretion, a Participant may increase or decrease the rate of payroll deductions at any time during any Offering Period by completing and delivering to the Human Resources Department of the Company a new Subscription Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period up to the date of termination applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources Department a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Subscription Agreement.

5.3        Participant Accounts.  The Company shall establish and maintain a separate journal account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE VI

GRANT OF PURCHASE RIGHTS

6.1        Right to Purchase Company Stock.  On each Grant Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in such Participant’s Account. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2        Purchase Price.  The purchase price for any Offering Period shall be ninety-five percent (95%) of the Fair Market Value of the Company Stock on the Purchase Date.

ARTICLE VII

PURCHASE OF STOCK

7.1        Purchase of Company Stock.  Absent an election by the Participant to terminate participation in the Plan and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. The Plan shall not be required to purchase any fractional shares of Company Stock. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period.

7.2        Delivery and Holding Period.

(a)        As promptly as practicable after a Purchase Date, the number of shares of Company Stock purchased by each Participant shall be deposited into separate stock accounts for the Participants at a brokerage firm selected by, and pursuant to an arrangement with, the Company. Unless otherwise permitted by the Administrator in its sole discretion, the Company Stock may not be transferred from the Participants’ stock accounts at the brokerage firm so selected to another brokerage account (but may be sold by the Participant) until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to the shares of Company Stock for which the Section 423(a) holding period has been satisfied, the Participant may, without limitation, move such shares to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her.

(b)        Shares of Company Stock shall not be issued pursuant to the Plan unless the exercise of such grant and the issuance and delivery of such shares pursuant hereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements for any stock exchange upon which the shares of Company Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the grant of any shares of Company Stock hereunder, the Company may require a Participant to represent and warrant at the time of such grant that the shares of Company Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE VIII

WITHDRAWAL

8.1        In Service Withdrawals.  At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in such Participant’s Account by executing and delivering to the Company’s Human Resources Department a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period and the next succeeding Offering Period, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Company.

8.2        Termination of Employment or Ineligibility.

(a)        In the event that a Participant’s employment with the Company terminates for any reason or the Employee otherwise ceases to be eligible under Section 3.1, the Participant’s participation in the Plan shall automatically cease on the date of termination or ineligibility, as applicable. As soon as is practical following the date of termination or ineligibility, as applicable, the entire balance of the Participant’s Account shall be paid to the Participant or such Participant’s beneficiary, without interest.

(b)        A Participant may deliver a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of such Participant’s death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to a Purchase Date under paragraph (a) above.

(c)        Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Company may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant and no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Company shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE IX

PLAN ADMINISTRATION

9.1        Plan Administration.

(a)        Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, or a committee thereof (herein referred to as the “Administrator”). The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b)        In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i)        To determine when and how rights to purchase common stock are granted and the terms and conditions of each offering;

(ii)       To designate from time to time which of the Company’s Subsidiaries shall be Designated Subsidiaries that are eligible to have Employees to participate in the Plan;

(iii)      To construe and interpret the Plan and the rights offered under the Plan;

(iv)      To establish, amend and revoke rules and regulations for the administration of the Plan;

(v)       To amend, suspend or terminate the Plan, subject to the terms and conditions set forth in Section 11.1 below; and

(vi)      To exercise such other powers and perform such other acts deemed necessary to carry out the intent of the Plan.

(c)        Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2        Limitation on Liability.  No Employee of the Company or member of the Administrator shall be subject to any liability with respect to his or her duties under the Plan unless such person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Administrator, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his or her duties under the Plan.

ARTICLE X

COMPANY STOCK

10.1      Limitations on Purchase of Company Stock.  The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 4,950,000 shares (including shares already issued and/or reserved for issuance under the Restated ESPP). The shares of Company Stock to be sold to Participants under the Plan will be either purchased in broker’s transactions in accordance with the requirements of federal securities laws or issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable or purchasable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.

10.2      Voting Company Stock.  A Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

10.3      Registration of Company Stock.  Shares of Company Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant (either directly or as the beneficial owner if the shares are held by a broker, bank or other nominee) or, if permitted by the Administrator and the Participant so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship.

10.4      Changes in Capitalization of the Company.  Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5      Merger of Company.  In the event of: (a) the Company’s dissolution or liquidation, (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a reverse merger in which the Company is the surviving corporation but the holders of shares of Company Stock outstanding immediately preceding the merger hold less than 50% of the combined voting power entitled to vote in the election of directors of the ultimate parent entity; or (d) the acquisition by any person, entity or group of the beneficial ownership of the Company’s securities representing at least 50% of the combined voting power entitled to vote in the election of directors, then, the Administrator may, in its sole discretion, either (i) terminate the Plan and return all accumulated payroll deductions to the Participants; (ii) terminate the Plan and purchase shares for each Participant’s account as if the effective date of the termination were a Purchase Date, (iii) cause the surviving or acquiring corporation to assume outstanding rights or substitute similar rights for those under the Plan, (iv) cause such rights to continue in full force and effect, (v) use Participants’ accumulated payroll deductions to purchase common stock immediately prior to the transaction described above and terminate Participants’ rights under the ongoing offering period, or (vi) use any combination of the foregoing as long as all Participants are treated similarly.

ARTICLE XI

MISCELLANEOUS MATTERS

11.1      Amendment and Termination.  The Plan shall terminate on March 31, 2023, unless sooner terminated as provided herein. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 423 of the Code (or any successor rule or provision), any rule or regulation of the stock exchange on which the Company Stock is listed or admitted for trading, or any other applicable law, rule or regulation, the Company shall obtain stockholder approval of any amendment or modification to the Plan, including but not limited to any amendment or modification that either increases the number of shares that may be purchased under the Plan or changes the designation or class of Employees eligible to participate in the Plan, in such a manner and to such a degree as required by any such applicable law, rule or regulation.

11.2      Withholding; Disqualifying Dispositions.

(a)        Notwithstanding any other provision of the Plan, the Company shall deduct from all Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

(b)        If shares of Company Stock acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Administrator).

11.3      Notices.  All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participant, shall be delivered personally or mailed to such Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 11.3.

11.4      Non-U.S. Subsidiaries.  The Administrator, or its delegee to the extent permitted by applicable laws, may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 10.1 hereof, but unless otherwise supersede by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent the terms of such sub-plan are inconsistent with the requirements of Section 423, participation in any such sub-plan shall be considered to be under a separate and distinct plan rather than under this Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, the handling of contributions, making of contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange ratio applicable to contributions withheld in currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a right granted under this Plan to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will be final and binding upon all parties.

11.5      Code Section 409A.  The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a right to purchase Company Stock granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding a right to purchase Company Stock granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right to purchase Company Stock or future right to purchase Company Stock that may be granted under the Plan from or to allow any such rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the right to purchase Company Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

11.6      Tax Qualification.  Although the Company may endeavor to (a) qualify a right to purchase Company Stock for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 11.5. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

11.7      Severability.  If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

11.8      Stockholder Approval.  Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve (12) months before or after the date the Plan is adopted by the Board of Directors of the Company.

11.9      Benefits Not Alienable.  Rights and benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.10    No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.11    Governing Law.  To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California without regard to conflicts of laws principles.

11.12    Non-business Days.  When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 2.6.

11.13    Compliance With Securities Laws.      Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to insure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.

11.14    Equal Rights and Privileges.  All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related treasury regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Company’s Board of Directors be reformed to comply with the requirements of Section 423. This Section shall take precedence over all other provision of the Plan.

NEWPORT CORPORATION 1791 DEERE AVENUE IRVINE, CA 92606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Newport Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Newport Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M44338-P23647	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWPORT CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors

	1. ELECTION OF FIVE DIRECTORS TO SERVE FOR ONE YEAR	☐	☐	☐
Nominees:
01) Christopher Cox
02) Robert L. Guyett
03) Oleg Khaykin
04) Robert J. Phillippy
05) Peter J. Simone
The Board of Directors recommends a vote FOR all director nominees.

Vote on Proposals		For	Against	Abstain			For	Against	Abstain

	2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEWPORT’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2012.	☐	☐	☐	4. ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF NEWPORT’S NAMED EXECUTIVE OFFICERS.		☐	☐	☐
	The Board of Directors recommends a vote FOR proposal 2.				The Board of Directors recommends a vote FOR proposal 4

	3. APPROVAL OF NEWPORT’S SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors recommends a vote FOR proposal 3.	☐	☐	☐	5. OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized office. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K/A are available at www.proxyvote.com.

M44339-P23647

NEWPORT CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 15, 2012

By signing the proxy, the undersigned revokes all prior proxies and appoints Charles F. Cargile and Jeffrey B. Coyne, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2012 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606, on May 15, 2012, at 9:00 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY BE BROUGHT BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)